As filed with the Securities and Exchange Commission on July 24 , 2017

Registration No. 333- 215681

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	4813	65-0783722
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Phipps

Chief Executive Officer

Orbital Tracking Corp.

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joe Laxague, Esq. Laxague Law, Inc. 1 East Liberty, Suite 600 Reno, NV 89501 (775) 234-5221	Clayton E. Parker, Esq. K&L Gates LLP 200 S. Biscayne Boulevard, Suite 3900 Miami, Florida 33131-2399 (305) 539-3300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) $	Amount of Registration Fee (2) $
Common stock, par value $0.0001 per share	$7,000,000	$811.30
Total	$7,000,000	$811.30

(1)	Includes additional shares that the underwriters have the option to purchase pursuant to their option to purchase additional shares.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 21 , 2017

_________ Shares

________ Common Stock

We are offering                          shares of our common stock.

Our common stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “TRKK”. We will apply to have our common stock listed on [The NASDAQ Capital Market] under the symbol “ ” and the closing of this offering is contingent upon the successful listing of our common stock on such market. No assurance can be given that our application will be approved. On July 20, 2017, the last reported sale price for our common stock on the OTCQB was $0.02 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that you should consider before investing in our common stock.

	Per Share	Total
Public offering price
Underwriting discounts and commission (1)
Proceeds, before expenses, to us

(1)	See section entitled “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional               shares from us, at the public offering price, less the underwriting discounts and commissions, for 45 days after the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares will be made on or about _____, 2017.

ViewTrade Securities, Inc.

The date of this prospectus is _________, 2017

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Orbital Tracking Corp. on a consolidated basis with its wholly-owned subsidiaries.

Orbital Tracking Corp.

The Company is a distributor, developer and reseller of satellite enabled communications hardware and provides products, airtime and related services to customers located both in the United States and internationally through its subsidiaries, U.S. based Orbital Satcom Corp. (“Orbital Satcom”) and U.K . based Global Telesat Communications Limited (“GTCL”). We sell equipment and airtime for use on all major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya. We specialize in offering a range of satellite enabled personal and asset tracking products and provide an advanced mapping portal for customers using our range of GSM and satellite based GPS tracking devices. Additionally, we operate a short-term rental service for customers who require use of our equipment for a limited time without the up-front expense of purchasing hardware.

Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We now have a physical presence in the U.K and Miami, as well as our online storefront presence in more than 10 countries, and have in excess of 20,000 customers located in almost 80 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

MSS Products

Through GTCL, we believe we are one of the leading providers in Europe of Mobile Satellite Solutions (MSS) including satellite trackers, satellite phones, mobile broadband Wi-Fi hotspots and terminals. By enabling wireless communications in areas not served or underserved by terrestrial wireless networks, or in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers’ increasing desire for connectivity anywhere in the world.

Our MSS products rely on satellite networks for voice, data and tracking connectivity and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals wishing to communicate from remote locations, or in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite based hardware, airtime and related services, specifically services attracting recurring revenue for the Company. Additionally, w e are developing our own dual mode tracking device for use by retail, corporate and governmental customers worldwide which we hope will further increase future revenue.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTC subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

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The simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a Globalstar gateway. The gateways equipped with appliques, many of which are owned by us, provide coverage for simplex  tracking devices over vast areas of the globe. The applique receives and collates messages from all simplex tracking devices transmitting over the Globalstar network. Simplex tracking devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security together with lone worker or recreational user safety.

Aside from providing services over Globalstar’s simplex data network, we are, through GTCL and Orbital Satcom, an authorized reseller of Globalstar’s two-way voice and data transmissions service, called the duplex service, and simplex and duplex satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of prepaid and monthly contract satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar, which are long term contracts that currently generate approximately 5% of our annual revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third-party e-commerce storefronts offered by Amazon, eBay, Sears and Walmart. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all Amazon sites. We currently have more than 1,000 product listings on all third-party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high-speed broadband terminals, and satellite Wi-Fi hotspots.

Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbitaltrack.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, are available for use by registered customers who pay a monthly subscription to access them. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

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Proprietary Satellite Tracking Products

We are currently developing our first own brand global tracking product, a dual-mode asset tracker, of which we hope to make available in the marketplace in early 2018 following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker is designed to address the current technical and service cost challenges facing the global Asset Management Systems market,. The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings, by easily locating lost or stolen assets.

We anticipate that we will be able to finalize development and certification of the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are approximately $75,000 to $100,000. These products may operate on the Iridium, Inmarsat, Globalstar or Thuraya satellite networks.

Corporate History and Information

On January 22, 2015, we changed our name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

On March 28, 2014, we merged with a newly-formed wholly-owned subsidiary of ours solely for the purpose of changing our state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of our common stock, and changing our name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, we abandoned our efforts to enter the potash business.

We were originally incorporated in 1997 as a Florida corporation. On April 21, 2010, we merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing our state of incorporation to Delaware, effecting a 2:1 forward split of our common stock, and changing our name to EClips Media Technologies, Inc. On April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, we entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of ours.

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Our principal executive offices are located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355. The Company’s website address is http://www.orbitaltracking.com. Information contained on the Company’s website is not incorporated into this prospectus.

Summary of the Offering

Common stock offered by us	____ shares

Common stock to be outstanding after this offering	____ shares

Option to purchase additional shares	We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to additional shares of our common stock.

Use of proceeds

We estimate that the net proceeds from the sale of our common stock sold in this offering will be approximately $            million, assuming a public offering price of $             per share, the last reported sale price of our common stock on the OTCQB on                   , 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds received from this offering for the final stage development and certification of our dual mode tracking device, establish a U.S. based sales office and warehouse facility to service North and South American customers, to increase our product range and associated inventory, to purchase accounting software, to allow us to consider acquisitions, and for general corporate purposes. See “Use of Proceeds” on page 20  of this prospectus.

Risk factors	See “Risk Factors” beginning on page 10 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCQB trading symbol	TRKK

Proposed symbol and listing

We will apply to list our common stock on [The NASDAQ Capital Market] under the symbol “            ”. There can be no assurance that our application will be approved. The closing of this offering is contingent upon the successful listing of our common stock on such market.

The number of shares of our common stock to be outstanding following this offering is based on 72,977,104 shares of common stock issued and outstanding as of July 20, 2017, and excludes:

●	42,850,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.01 per share as of July 20, 2017.

●	33,330 shares of our common stock issuable upon conversion of 6,666 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) as of July 20 , 2017, not accounting for 9.99% beneficial ownership limitations;

●	35,403,650 shares of our common stock issuable upon conversion of 3,540,365 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) as of July 20 , 2017, not accounting for 4.99% beneficial ownership limitations;

●	60,179,680 shares of our common stock issuable upon conversion of 3,008,984 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) as of July 20 , 2017, not accounting for 4.99% beneficial ownership limitations;

●	72,028,770 shares of our common stock issuable upon conversion of 7,202,877 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) as of July 20 , 2017, not accounting for 4.99% beneficial ownership limitations;

●	1,099,998 shares of our common stock issuable upon conversion of 1,099,998 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) as of July 20 , 2017, not accounting for 4.99% beneficial ownership limitations;

●	10,083,351 shares of our common stock issuable upon conversion of 10,083,351 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) as of July 20, 2017, not accounting for 4.99% beneficial ownership limitations;

●	8,750,000 shares of our common stock issuable upon conversion of 87,500 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”) as of July 20, 2017, not accounting for 4.99% beneficial ownership limitations;

●	9,294,400 shares of our common stock issuable upon conversion of 92,944 shares of Series I Convertible Preferred Stock (the “Series I Preferred Stock”) as of July 20, 2017, not accounting for 4.99% beneficial ownership limitations;

●	54,669,000 shares of our common stock issuable upon conversion of 54,669 shares of Series J Convertible Preferred Stock (the “Series J Convertible Preferred Stock) as of July 20, 2017, not accounting for 4.99% beneficial ownership limitations; and

●	116,665,152 shares of our common stock issuable upon conversion of 1,166,652 shares of Series K Convertible Preferred Stock (the “Series K Convertible Preferred Stock) as of July 20, 2017, not accounting for 4.99% beneficial ownership limitations.

Unless otherwise noted, the information in this prospectus assumes no exercise of outstanding options and no exercise of the underwriters’ option to purchase additional shares.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods indicated. We derived our summary consolidated statements of operations data for the years ended, and our balance sheet data as of, December 31, 2015 and 2016 from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary consolidated statements of operations data for the year ended December 31, 2014 from our audited consolidated financial statements not included in this prospectus. The statement of operations data for the three months ended March 31, 2016 and 2017 and the balance sheet data as of March 31, 2017 are derived from our unaudited financial statements that are included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Our historical results are not necessarily indicative of the results that may be expected in any future period.

The summary consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Years Ended December 31,			Three Months Ended March 31,
Consolidated Statement of Operations Data:	2014	2015	2016	2016	2017
Net sales	$2,420,645	$3,950,601	$4,698,638	$1,295,264	$1,382,330
Cost of sales	1,739,388	2,966,121	3,623,516	856,920	1,067,752
Gross profit	681,257	984,480	1,075,122	438,344	314,578
Operating expenses:
Selling, general and administrative	401,114	517,269	566,186	184,775	155,254
Salaries, wages and payroll taxes	241,510	582,226	664,705	173,855	152,951
Stock-based compensation	—	1,072,500	190,000	—	—
Professional fees	4,215	505,762	992,952	300,568	148,859
Depreciation and amortization	20,602	298,047	291,803	82,822	75,978
Total operating expenses	667,441	2,975,805	2,705,646	742,020	533,042
Income (loss) from operations	13,816	(1,991,325)	(1,630,524)	(303,676)	(218,464)
Other (income) expense:
Interest expense	—	6,069	603,160	75,878	218
Foreign currency exchange rate variance	7,325	3,363	102,554	25,005	1,694
Change in fair value of derivative instruments, net	—	63,456	(426,093)	(464,505)	(1,114)
Other expense	—	—	679,778	—	—
Total other (income) expense	7,325	72,886	959,399	(363,622)	798
Net income (loss)	624,118	(2,064,211)	(2,589,923)	59,946	(219,262)
Foreign currency translation adjustments	(849)	(11,414)	(20,678)	2,039	5,592
Comprehensive income (loss)	$5,641	$(2,075,625)	$(2,610,601)	61,985	(213,670)
Net loss per share - basic and diluted (1)	$0.00	$(0.26)	$(0.08)	$0.00	$0.00
Weighted average number of common shares outstanding - basic	2,540,000	7,994,119	34,277,686	20,714,532	62,203,378
Weighted average number of common shares outstanding - diluted	90,000,000	7,994,119	34,277,686	23,102,865	62,203,378

(1)	See Note 1 to our consolidated financial statements included elsewhere in this prospectus for an explanation of the calculations of our basic and diluted net loss per share and the shares used in computing basic and diluted net loss per share.

	As of March 31, 2017
Consolidated Balance Sheet Data:	Actual	As Adjusted(1)
Cash	$214,990	$
Property and equipment, net	1,917,544
Working capital	(64,918)
Total assets	3,132,138
Total liabilities	1,035,762
Accumulated deficit	(4,820,668)
Total stockholders’ equity	2,096,376

(1)	The as adjusted consolidated balance sheet data as of March 31, 2017 reflects the sale and issuance of shares of our common stock in this offering, at an assumed public offering price of $ per share, the last reported sale price of our common stock on the OTCQB on , 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We have a history of net losses and we are uncertain about our future profitability.

We have incurred significant net losses since our inception, including net losses of $2.6 million in 2016, $2.1 million in 2015 and $219,262 for the three months ended March 31, 2017. As of March 31, 2017, we had an accumulated deficit of $4.8 million. If our revenue grows more slowly than currently anticipated, or if operating expenses are higher than expected, we may be unable to consistently achieve profitability, our financial condition will suffer and the value of our common stock could decline. Even if we are successful increasing our sales, we may incur losses in the foreseeable future as we continue to develop and market our products.

If sales revenue from any of our current products or any additional products that we develop in the future is insufficient, or if our product development is delayed, we may be unable to achieve profitability. Furthermore, even if we are able to achieve profitability, we may be unable to sustain or increase such profitability on a quarterly or annual basis, which would significantly reduce the value of our common stock.

If we are unable to continue as a going concern, our securities will have little or no value.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the years ended December 31, 2016 and December 31, 2015 contain a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. At March 31, 2017, we had an accumulated deficit of $4.8 million and working capital of ($64,918), and a net loss of $219,262 during the three months ended March 31, 2017. These factors raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our common stock might lose their entire investment.

We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Our dependence on key suppliers puts us at risk of interruptions in the availability of our products, which could reduce our revenue and adversely affect our results of operations. In addition, increases in prices for components used in our products could adversely affect our results of operations.

We require the timely delivery of sufficient amounts of materials and components, some of which are custom made, to manufacture our products. For reasons of quality assurance, cost effectiveness or availability, we procure certain materials and components from a single or limited number of suppliers. We generally acquire such materials and components through purchase orders placed in the ordinary course of business, and as a result we may not have a significant inventory of these materials and components and generally do not have any guaranteed or contractual supply arrangements with many of these suppliers.  Our reliance on these suppliers subjects us to risks that could harm our business, including, but not limited to, difficulty locating and qualifying alternative suppliers.

Our dependence on third-party suppliers involves several other risks, including limited control over pricing, availability, quality and delivery schedules. Suppliers of materials and components may decide, or be required, for reasons beyond our control, to cease supplying materials and components to us or to raise their prices. Shortages of materials, quality control problems, production capacity constraints or delays by our suppliers could negatively affect our ability to meet our production requirements and result in increased prices for affected materials or components. We may also face delays, yield issues and quality control problems if we are required to locate and secure new sources of supply. While we have not experienced any to date, any material shortage, constraint or delay may result in delays in shipments of our products, which could materially adversely affect our results of operations. Increases in prices for materials and components used in our products could also materially adversely affect our results of operations.

We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays, liquidity reserves and capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing products. As of March 31, 2017, we had cash on hand of $214,990. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. To the extent that we raise additional capital through the sale of additional equity or convertible securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or in light of specific strategic considerations. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or product candidate development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, operating results and prospects and cause the price of the common stock to decline.

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Product development is a long, expensive and uncertain process.

The development of our own branded range of satellite tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products. We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

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Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
●	designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Our sales may be impacted should there be a disruption of service to our Amazon online storefronts

The Company’s Amazon online marketplaces represented 46.9%, 40.2% and 34.7% of total sales for the years ended December 31, 2015 and 2016 and the three-month period ended March 31, 2017, respectively and we anticipate that these marketplaces will continue to represent a significant portion of our sales for the foreseeable future. Should there be a disruption of Amazon services this may impact our sales adversely.

We are heavily reliant on David Phipps, our Chairman and Chief Executive Officer, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and a director. Mr. Phipps is the founder of GTCL and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. Mr. Phipps’ two-year employment contract expires January 1, 2018 and we cannot be certain that he will desire to continue with us for the duration of the employment term. The departure or loss of Mr. Phipps, or the inability to timely hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

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If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe our disclosure controls and procedures were ineffective due to our limited internal audit functions and lack of ability to have multiple levels of transaction review in our internal control over financial reporting as of March 31, 2017, including those related to (i) a lack of segregation of duties within accounting functions, which was exacerbated by our entrance into the mobile satellite communications business in December 2015 and consummation of the share exchange in February 2015, and (ii) the need for a new accounting system to effectively manage our increased volume of transactions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Organization and Our Common Stock

Certain shareholders will be able to exert significant influence over us to the detriment of minority stockholders.

Our ten largest shareholders beneficially own approximately 37.5% of our outstanding common stock as of July 20, 2017, as calculated according to voting power. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock. For a period of one year from the date of subscription, holders of the Company’s Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Preferred Series J Preferred Stock have post offering covenants prohibiting the Company to issue any or become subject to any indebtedness greater than $250,000, except for ordinary trade payables without the written consent of Purchasers then holding more than 50% of the Shares (the "Required Majority") and the Company shall not issue any equity securities without the consent of the Required Majority.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 750,000,000 shares of common stock and 50,000,000 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

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Conversion of our outstanding preferred stock may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of our outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, will dilute the ownership interests of existing stockholders. In addition, the existence of the preferred stock may encourage short selling by market participants because the conversion of the preferred stock could be used to satisfy short positions, or anticipated conversion of the preferred stock into shares of our common stock could depress the price of our common stock.

The total number of shares of preferred stock authorized, preferred stock issued and outstanding as of July 21 , 2017 and common stock that may be issued upon conversion of each class of preferred stock as of July 21, 2017 is set forth below.

Class of Preferred Stock	Authorized Shares of Preferred Stock	Issued and Outstanding July 21 , 2017	Underlying Shares of Common Stock Issuable July 21 , 2017 (1)	Beneficial Ownership Limitation
Series A Preferred Stock	20,000	-	-	9.99%
Series B Preferred Stock	30,000	6,666	33,330	9.99%
Series C Preferred Stock	4,000,000	3,540,365	35,403,650	4.99%
Series D Preferred Stock	5,000,000	3,333,984	66,679,680	4.99%
Series E Preferred Stock	8,746,000	7,817,356	78,173,560	4.99%
Series F Preferred Stock	1,100,000	1,099,998	1,099,998	4.99%
Series G Preferred Stock	10,090,000	10,083,351	10,083,351	4.99%
Series H Preferred Stock	200,000	87,500	8,750,000	4.99%
Series I Preferred Stock	114,944	92,944	9,294,400	4.99%
Series J Preferred Stock	125,000	54,669	54,669,000	4.99%
Series K Preferred Stock	1,250,000	1,166,652	116,665,152	4.99%

(1)	Not accounting for any applicable limitations on beneficial ownership.

Even though the holders of the convertible preferred stock may not convert these securities if they would own more than 9.99% or 4.99%, as applicable, of the then-outstanding common stock, this restriction does not prevent these holders from selling some of their holdings and then converting additional shares. In this way, the holders could sell more than these limits while never holding more than those limits.

You will experience future dilution as a result of future equity offerings

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

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Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including with respect to corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

The decision by British voters to exit the European Union may negatively impact our operations.

The June 2016 referendum by British voters to exit the European Union (“Brexit”) adversely impacted global markets and resulted in a sharp decline in the value of the British pound, as compared to the U.S. dollar and other currencies. As the U.K. negotiates its exit from the European Union, volatility in exchange rates and in U.K. interest rates may continue. In the near term, a weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of our U.K. operations to be translated into fewer U.S. dollars; a weaker British pound compared to other currencies increases the cost of goods imported into our U.K. operations and may decrease the profitability of our U.K. operations; and a higher U.K. interest rate may have a dampening effect on the U.K. economy. In the longer term, any impact from Brexit on our U.K. operations will depend, in part, on the outcome of tariff, trade, regulatory and other negotiations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2017 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

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Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

While we will apply to list our common stock on [The NASDAQ Capital Market], and the closing of this offering is contingent on such listing, our common stock is currently quoted on the OTCQB marketplace. If we fail to maintain the listing of our common stock on [The NASDAQ Capital Market], we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Unless our common stock is listed on [The NASDAQ Capital Market] or other national securities exchange, our common stock will continue to be subject to the “penny stock” rules of the SEC and the trading market in the securities will be limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

We will apply for the listing of our common stock on [The NASDAQ Capital Market] and the closing of this offering is contingent upon such listing. Until such time as our common stock is listed on [The NASDAQ Capital Market] or if we fail to maintain our listing on such market or other national securities exchange, our common stock will be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	conversions from preferred stock to common stock;
●	sales of our common and preferred stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.

Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market. Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Risks Related to the Offering

You will experience immediate and substantial dilution.

Since the public offering price of the securities offered pursuant to this prospectus is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Assuming a public offering price of $                 per share, the last reported sale price of our common stock on the OTCQB on                     , 2017, purchasers of common stock in this offering will experience immediate dilution of $                  per share in net tangible book value of our common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

In addition, we may have issued options, warrants or other derivative securities to acquire common stock at prices below the expected public offering price of the shares of common stock offered hereby. To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue restricted stock to our employees under our equity incentive plans, there will be further dilution to investors who purchase our securities in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing our securities in this offering will experience additional dilution.

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Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering including for any of the purposes described in the section entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 10   of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the potential markets for our product candidates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from our sale of             shares of our common stock in this offering at an assumed public offering price of $             per share, the last reported sale price of our common stock on the OTCQB on           , 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $            million. If the underwriters’ option to purchase additional shares is exercised in full, we estimate that we will receive additional net proceeds of $            million.

We intend to use the net proceeds of this offering as follows:

●	Approximately for the final stage development and certification of our dual mode tracking device,
●	Approximately establish a U.S.-based sales office and warehouse facility to service North and South American customers,
●	Approximately to increase our product range and associated inventory,
●	Approximately to purchase accounting software,
●	Approximately to allow us to consider acquisitions, and
●	Any remainder for general corporate purposes.

The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. The amounts we actually expend in these areas may vary significantly from our current intentions and will depend upon a number of factors, including cash generated from future operations, if any, and actual expenses to operate our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending use of proceeds from this offering, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or hold as cash.

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PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Our common stock is quoted on the OTCQB under the symbol “TRKK”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. The prices set forth below represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

	High	Low
2017
Quarter ended March 31, 2017	$0.0795	$0.02
Quarter ended June 30, 2017	$0.0248	$0.0155
Quarter ended September 30, 2017 through July 20, 2017	$0.0138	$0.001

2016
Quarter ended March 31, 2016	$1.05	$0.18
Quarter ended June 30, 2016	$0.24	$0.05
Quarter ended September 30, 2016	$0.11	$0.02
Quarter ended December 31, 2016	$0.06	$0.02

2015
Quarter ended March 31, 2015	$2.37	$0.90
Quarter ended June 30, 2015	$1.65	$0.79
Quarter ended September 30, 2015	$1.10	$0.79
Quarter ended December 31, 2015	$1.75	$0.81

As of July 20, 2017 there were 441 stockholders of record of our common stock. On July 20, 2017, the closing sale price of our common stock as reported on the OTCQB was $0.02 per share

EQUITY COMPENSATION PLAN INFORMATION

As of July 20 , 2017 we had outstanding options to purchase 42,850,000 shares of common stock. The weighted average exercise price of the options were $0.01. The foregoing securities were not issued under any equity compensation plan.

The following table provides information about our equity compensation plans as of July 20, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	-	226,667
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	226,667

DIVIDEND POLICY

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

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CAPITALIZATION

The following table sets forth our cash and total capitalization as of March 31, 2017 on:

●	an actual basis; and

●	an as adjusted basis to reflect the sale and issuance of shares of our common stock in this offering, at an assumed public offering price of $ per share, the last reported sale price of our common stock on the OTCQB on , 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus.

	March 31, 2017
	Actual	As Adjusted
	(unaudited)
Cash	$214,990		$
Stockholders’ equity:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized:
Series A, $0.0001 par value; 20,000 shares authorized, and no shares issued and outstanding, actual and as adjusted	$—		$—
Series B, $0.0001 par value; 30,000 shares authorized, 6,666 shares issued and outstanding, actual and as adjusted)	1		1
Series C, $0.0001 par value; 4,000,000 shares authorized, 3,540,365 shares issued and outstanding, actual and as adjusted)	354		354
Series D, $0.0001 par value; 5,000,000 shares authorized, 3,158,984 issued and outstanding, actual and as adjusted)	316		316
Series E, $0.0001 par value; 8,746,000 shares authorized, 7,717,356 shares issued and outstanding, actual and as adjusted)	772		772
Series F, $0.0001 par value; 1,100,000 shares authorized, 1,099,998 issued and outstanding, actual and as adjusted)	110		110
Series G, $0.0001 par value; 10,090,000 shares authorized, 10,083,351 issued and outstanding, actual and as adjusted)	1,008		1,008
Series H, $0.0001 par value; 200,000 shares authorized, 87,500 issued and outstanding, actual and as adjusted)	9		9
Series I, $0.0001 par value; 114,944 shares authorized, 92,944 issued and outstanding, actual and as adjusted	9		9
Common shares, $0.0001 par value; 750,000,000 shares authorized, 64,832,314 issued and outstanding, actual, and shares issued and outstanding, as adjusted	6,483		6,483
Additional paid-in capital	6,935,331
Accumulated deficit	(4,820,668)		(4,820,668)
Accumulated other comprehensive loss	(27,349)		(27,349)
Total stockholders equity	2,096,376
Total capitalization	$2,096,376	$

The table above excludes the following shares:

●	42,850,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.01 per share as of March 31, 2017.

●	33,330 shares of our common stock issuable upon conversion of 6,666 shares of Series B Preferred Stock as of March 31, 2017, not accounting for 9.99% beneficial ownership limitations;

●	35,403,650 shares of our common stock issuable upon conversion of 3,540,365 shares of Series C Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	60,179,680 shares of our common stock issuable upon conversion of 3,158,984 shares of Series D Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	74,028,770 shares of our common stock issuable upon conversion of 7,717,356 shares of Series E Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	1,099,998 shares of our common stock issuable upon conversion of 1,099,998 shares of Series F Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	10,083,351 shares of our common stock issuable upon conversion of 10,083,351 shares of Series G Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	8,750,000 shares of our common stock issuable upon conversion of 87,500 shares of Series H Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	9,294,400 shares of our common stock issuable upon conversion of 92,944 shares of Series I Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	54,669,000 shares of our common stock issuable upon conversion of 54,669 shares of Series J Convertible Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations; and

●	116,665,152 shares of our common stock issuable upon conversion of 1,166,652 shares of Series K Convertible Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations.

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DILUTION

If you invest in our common stock, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2017, our net tangible book value was approximately $2,096,376, or $0.03 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding as of March 31, 2017.

After giving effect to the sale and issuance of shares of our common stock in this offering at an assumed public offering price of $ per share, the last reported sale price of our common stock on the OTCQB on , 2017, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $ , or $ per share. This represents an immediate increase in as adjusted net tangible book value of $ per share to our existing stockholders, and an immediate dilution of $ per share to investors purchasing shares in this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share	$		$
Pro forma net tangible book value per share as of March 31, 2017		$0.03	$
Increase in net tangible book value per share attributable to this offering	$		$
Pro forma as adjusted net tangible book value per share after this offering	$		$
Dilution in pro forma net tangible book value per share to new investors	$		$

If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share after this offering would be $ per share, and the dilution in net tangible book value per share to new investors in this offering would be $ per share.

The foregoing table and calculations excludes:

●	42,850,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.01 per share as of March 31, 2017.

●	33,330 shares of our common stock issuable upon conversion of 6,666 shares of Series B Preferred Stock as of March 31, not accounting for 9.99% beneficial ownership limitations;

●	35,403,650 shares of our common stock issuable upon conversion of 3,540,365 shares of Series C Preferred Stock as of March 31, not accounting for 4.99% beneficial ownership limitations;

●	60,179,680 shares of our common stock issuable upon conversion of 3,158,984 shares of Series D Preferred Stock as of March 31, not accounting for 4.99% beneficial ownership limitations;

●	74,028,770 shares of our common stock issuable upon conversion of 7,717,356 shares of Series E Preferred Stock as of March 31, not accounting for 4.99% beneficial ownership limitations;

●	1,099,998 shares of our common stock issuable upon conversion of 1,099,998 shares of Series F Preferred Stock as of March 31, not accounting for 4.99% beneficial ownership limitations;

●	10,083,351 shares of our common stock issuable upon conversion of 10,083,351 shares of Series G Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	8,750,000 shares of our common stock issuable upon conversion of 87,500 shares of Series H Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	9,294,400 shares of our common stock issuable upon conversion of 92,944 shares of Series I Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations;

●	54,669,000 shares of our common stock issuable upon conversion of 54,669 shares of Series J Convertible Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations; and

●	116,665,152 shares of our common stock issuable upon conversion of 1,166,652 shares of Series K Convertible Preferred Stock as of March 31, 2017, not accounting for 4.99% beneficial ownership limitations.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page 10 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Orbital Tracking Corp.

Overview

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly-formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the share exchange resulted in a change of control. The share exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of share exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

We are a provider of satellite based hardware, airtime and related services both in the United States and internationally. We sell equipment and airtime for use on all of the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a short-term rental service for customers who desire to use our equipment for a limited time period. Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts.

24

On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into 10 shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000. The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions.

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock. Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred Stock is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred Stock entitles the holder to cast 10 votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock. Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred Stock is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast twenty (20) votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company. Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274. Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, two of the Company’s former directors and the Company’s former Secretary resigned from all of their positions with the Company and Mr. Rector, an existing board member, was appointed Chief Executive Officer, Chief Financial Officer and Secretary and became the sole director of the Company. The two former directors each entered into separation agreements with the Company pursuant to which they agreed to release all claims against the Company and received a one-time severance payment of $2,500. The Company entered into a separation agreement with its former Secretary pursuant to which, in exchange for a release of all claims against the Company, the former Secretary received a one-time severance payment of $5,000.

25

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from GTC. These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc., which owns 100% of GTC. Also on December 10, 2014, the Company, Orbital Sub, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Sub a fully paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “Appliqués” located in Globalstar’s facilities. The Company issued GTC 2,222,222 shares of its common stock as consideration for the license. Subsequently, on October 13, 2015, the Company purchased the Appliqués for an additional cash consideration of $125,000.

In December 2014 and January 2015, the Company issued a consultant an aggregate of 400,000 shares of its common stock as compensation for services provided. The Company and the consultant agreed to cancel these shares in February 2015.

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name.

On January 23, 2015, the Company settled in full $156,000 owed to certain vendors. On such date, the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock. The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing. On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its settlement agreements.

On February 11, 2015, the Company entered into exchange agreements with two holders of its common stock. Pursuant to the exchange agreements, the holders exchanged an aggregate of 10,000,000 shares of common stock for 1,000,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock. Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Convertible Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock. Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast 10 votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into 10 shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

26

Also on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL and the former founder and president of GTC, was appointed President of Orbital Satcom. Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company. The acquisition of GTCL expands the Company’s global satellite based business and enables the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

On February 19, 2015, the Company issued to Mr. Rector, the current Chief Financial Officer and a director of the Company and former Chief Executive Officer of the Company, 850,000 shares of common stock and a seven year immediately vested option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into 10 shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees. These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode GSM /Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six-month option to repurchase these shares at a purchase price of $0.75 per share.

On June 18, 2015, the Company issued an aggregate of 150,000 shares of its common stock, valued at $0.79 per share, or $118,500 to an investor relations consultant for compensation of services.

On October 13, 2015, the Company through its wholly owned subsidiary, Orbital Satcom, purchased from World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telesat Corp the “Globalstar” license and equipment, which it had previously leased. On December 10, 2014, the Company entered into a License Agreement with World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telesat Corp, by which the Company had an irrevocable non-exclusive license to use certain equipment, consisting of Appliques for a term of 10 years. Appliques are demodulator and RF interfaces located at various ground stations for gateways. The Company issued 2,222,222 common shares, valued at $1 per share based on the quoted trading price on date of issuance, or $2,222,222. The company reflected the license as an asset on its balance sheet with a 10-year amortization, the term of the license. On October 13, 2015, the Company acquired the license for additional consideration of $125,000 in cash. The Company valued the asset at $2,160,016, which is the unamortized balance of the Appliques License, $2,043,010 plus the consideration of $125,000.

On December 21, 2015, the Company entered into a Placement Agent Agreement with Chardan Capital Markets LLC, as Agent, pursuant to which the Placement Agent agreed to serve as the non-exclusive placement agent for the Company in connection with any private placement from December 21, 2015 through January 15, 2017. The Company agreed to pay the Placement Agent a cash fee of $50,000 and issue the Placement agent 250,000 shares of common stock following the issuance of at least $900,000 of securities prior to the expiration of the term of the Placement Agent Agreement. On December 28, 2015, upon closing of the note purchase and Series F subscription agreements, the Company paid the respective fees and issued the common shares.

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Preferred Stock, setting forth the rights, powers, and preferences of the Series F Preferred Stock. Pursuant to the Series F Certificate of Designation, the Company designated 1,100,000 shares of its blank check preferred stock as Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series F Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series F Preferred Stock’s preferential payment and over our common stock. The Series F Convertible Preferred is convertible into one (1) share of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F Preferred Stock. Each share of Series F Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series F Preferred Stock entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

27

On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

On December 28, 2015, the Company entered into separate note purchase agreements with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes for an aggregate purchase price of $550,000.

The Notes mature on December 28, 2017. The Company must repay 1/24th of the principal of the Notes each month commencing January 18, 2016. The Notes do not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The Notes are convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of one year from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Notes with a conversion price equal to the lower price issuance.

Pursuant to the Subscription Agreement and Note Purchase Agreement, the Company agreed to use its reasonable best efforts to effectuate the increase of its authorized shares of common stock from 200,000,000 shares of common stock to 750,000,000 shares of common stock on or prior to January 31, 2016. The Company’s shareholders on March 5, 2016, approved the increase in authorized common and preferred shares. $350,000 of the proceeds from the sale of Preferred F Shares and the Notes are intended to be utilized for public relations and expenses associated with publications, reports and communications with shareholders and others concerning the company’s business. The Subscription Agreement provides the purchasers of the Preferred F Shares with a 100% right of participation in all future securities offerings of the Company, subject to customary exceptions.

On December 28, 2015 the Company and Theresa Carlise, its Chief Financial Officer, amended her employment agreement, dated June 9, 2015. Pursuant to the Amendment, which is effective December 1, 2015, the term of Ms. Carlise’s employment was extended to December 1, 2016 from June 9, 2016, her annual salary was increased to $140,000 from $72,000 and she agreed to devote her full business time to the Company. The term of the Original Agreement, as amended by the Amendment, shall automatically extend for additional terms of one year each, unless either party gives prior written notice of non-renewal to the other party no later than 60 days prior to the expiration of the initial term or the then current renewal term, as applicable.

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Also on December 28, 2015, the Company issued Ms. Carlise options to purchase up to 500,000 shares of common stock and issued Hector Delgado, a director of the Company, options to purchase up to 200,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of 10 years.

On January 15, 2016, the Company engaged IRTH Communications LLC., for a term of 12 months to provide investor relations, public relations, internet development, communication and consulting services. As consideration for its services, IRTH will receive from the Corporation a monthly fee of $7,500 and as a single one-time retainer payment, $100,000 worth of shares of the Company’s common stock; calculated by the average closing price of the Company’s common stock on its principal exchange for the 10 trading days immediately prior to the execution of this Agreement; which shares shall be Restricted Securities, pursuant to the provisions of Rule 144. As additional compensation, in the event the Company, during or within two (2) years after the term of this Agreement, receives investment monies (debt, equity or a combination thereof) from investor(s) introduced to the Company by IRTH as described herein, Company agrees to pay IRTH a finder’s fee equal to three percent (3%) of all gross monies invested by investor(s) and received by Company.

On February 11, 2016, the Company issued 136,612 shares of its common stock, valued at $0.60 per share, or $81,967, to IRTH Communications LLC for services, as disclosed above.

On March 3, 2016, the Company entered into an Executive Employment Agreement with David Phipps, its Chairman, President and Chief Executive Officer, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President, and receive an annual base salary equal to the sum of $144,000 and £48,000. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. Also on March 3, 2016 and effective January 1, 2016, the Corporation’s wholly owned subsidiary Orbital Satcom and Mr. Phipps terminated an employment agreement between them dated February 19, 2015 pursuant to which Mr. Phipps was employed as President of Orbital Satcom for an annual base salary of $180,000. The other terms of the Original Agreement are identical to the terms of the Employment Agreement. Mr. Phipps remains the President of Orbital Satcom.

On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 convertible notes originally issued on December 28, 2015, pursuant to which the Notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock.

The terms of the shares of Series G Preferred Stock are set forth in the Certificate of Designation of Series G Preferred Stock as filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price prior to December 28, 2016, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred G Shares with a conversion price equal to the lower price issuance.

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The exchanging holders, GRQ Consultants Inc. 401K, Michael Brauser and Intracoastal Capital LLC, are each holders of over 5% of a class of the Company’s voting securities.

On October 26, 2016, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share. The initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Preferred Series C, Preferred Series G and Preferred Series H, as well as antidilution rights. Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. The Company was required to issue 550,000 shares of its Preferred Series C, which is convertible into 5,500,000 shares of the Company’s common stock and 114,944 shares of Preferred Series I, which is convertible into 11,494,400 shares of the Company’s common stock. Preferred Series I was issued to certain holders in lieu of Preferred Series G and Preferred Series H.

On May 31, 2017, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $546,694 of shares of Series J Preferred Stock at a purchase price of $10.00 per share. The Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to (i) multiplying the number of shares to be converted by the stated value thereof, and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion. The stated value of each Series J Preferred Stock is $10.00 and the initial conversion price is $0.01 per share, subject to adjustment as set forth in the Series J COD. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In connection with the Series J Offering, the Company obtained the consent of certain shareholders, as required under the agreements entered into by the Company and issued shares pursuant to applicable anti-dilution obligations. The Company is required to issue to certain prior investors of Series G Preferred Stock additional shares of Series G Preferred Stock, which would be convertible into an aggregate of 38,805,668 shares of the Company’s common stock. However, in lieu of issuing such additional shares of Series G Preferred Stock, the Company will create a new series of preferred stock, to be designated as “Series K Preferred Stock” and will issue to such holders of Series G Preferred Stock an aggregate of 388,057 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock. In addition, in order to proceed with the Series J Offering, the Company agreed to issue additional shares of Series F Preferred Stock and Series H Preferred Stock to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series H Preferred Stock, the Company issued to such holders of Series F Preferred Stock and Series H Preferred Stock an aggregate of 701,832 shares of Series K Preferred Stock, each of which are convertible into 100 shares of the Company’s common stock, or 70,183,243 shares. In addition, certain creditors of the Company were also entitled to anti-dilution protection from issuances and as a result such creditors were, at the closing of the Series J Offering, issued an aggregate of 76,762 shares of Series K Preferred Stock convertible into 7,676,241 shares of common stock in full satisfaction of payments owed to them .

The following table describes the capital raised as described above:

	Date	Units	Stated Value	Total Proceeds	Common Equivalents	Anti-Dilution Issuances	Total Common Equivalents

Preferred Series C	2/19/2015	550,000	$2.00	$1,100,000	22,000,000	5,500,000	27,500,000
Preferred Series F	12/28/2015	1,099,998	$0.50	$550,000	1,099,998	53,899,902	54,999,900
Preferred Series G	5/17/2016	10,083,351	$0.05	$504,168	10,083,351	40,333,449	50,416,800
Preferred Series H	10/31/2016	87,500	$4.00	$350,000	8,750,000	26,250,000	35,000,000
Preferred Series J	5/31/2017	50,000	$10.00	$500,000	5,000,000	-	5,000,000
				$3,004,168	46,933,349	125,983,351	172,916,700

We had net cash used in operations of approximately $1,044,039 during the year ended December 31, 2016 . At December 31, 2016, we had a working capital of approximately $81,490 . Additionally, at December 31, 2016, we had an accumulated deficit of approximately $4,601,406 and stockholder’s equity of $2,309,828 . These matters and our expected needs for capital investments required to support operational growth raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

At March 31, 2017, the Company had an accumulated deficit of approximately $4,820,668, working capital of approximately ($64,918) and net loss of approximately $219,262 during the three months ended March 31, 2017 . These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include accounting for derivative liabilities and stock based compensation.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated condensed financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

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Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Effect of Exchange Rate on Results

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries, GTCL, is maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2016 closing rate at 1.2345 US$: GBP, average rate at 1.35585 US$: GBP and for the year ended 2015 closing rate at 1.47373 US$: GBP, average rate at 1.52855 US$: GBP.

Global Telesat Communications LTD, (GTCL) represents 70.8% of total company sales and as such, currency rate variances have an impact on results. For the year ended December 31, 2016 the net effect on revenues were impacted by the differences in exchange rate from yearly average exchange of 1.52855 to 1.35585. Had the yearly average rate remained, sales would have been higher by $434,000. GTCL comparable sales in GBP, its home currency, increased 38.9% or £705,683, from £1,811,909 to £2,517,592 for the year ended December 31, 2016 as compared to December 31, 2015.

Results of Operations for the years ended December 31, 2016 and 2015

Net Revenue. For the years ended December 31, 2016 and 2015, revenues generated were approximately $4,698,638 and $3,950,601, an increase of $748,037 or 18.9%. Revenues were derived primarily from the sales of satellite phones, satellite tracking devices accessories and airtime plans. Comparable sales for Orbital Satcom Corp. increased 7.6% or $132,782, from $1,181,008 to $1,270,393. Comparable sales for Global Telesat Communications LTD increased 21.6% or $1,189,946, from $2,769,594 to $3,326,855. The sales increase is attributable to additional product lines being introduced by the company and resources associated from equity funding, which occurred in December of 2015, and enabled the Company to add additional marketplaces for its online presence, offset by exchange rate variances as described above.

Cost of Sales. During the years ended December 31, 2016, cost of revenues increased to $3,623,516 compared to $2,966,121 for the year ended December 31, 2015, an increase of $657,395 or 22.2%. We expect our cost of revenues to continue to increase during fiscal 2017 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases. Gross profit margins during the year ended December 31, 2016 and 2015 were 22.9% and 24.9%, respectively. The decline in margin was attributable to an increase in sales to resellers which have a lower profit margin.

Operating Expenses. Total operating expenses for the year ended December 31, 2016 were $2,705,646, a decrease of $270,159, or 9.1%, from total operating expenses for the year ended December 31, 2015, of $2,975,805.

Selling, general and administrative expenses were $566,186 and $517,269 for the years ended December 31, 2016 and 2015, respectively, an increase of $48,917 or 9.5%. The increase is attributable to increases variable costs, which increase with revenue, such as credit card processing fees, online service fees, bank charges, advertising and marketing.

Salaries, wages and payroll taxes were $664,705 and $582,226 for the year ended December 31, 2016 and 2015, respectively, an increase of $82,479, or 14.2%. The increase was attributable to costs associated with personnel; to support the requirements for public companies, to support revenue goals and build the Company’s infrastructure for future growth and opportunities.

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Stock based compensation were non-cash expenses, for fully vested options to purchase 10,000,000 shares of Company’s stock at an exercise price of $0.01 per share, to the Company’s CEO. For the year ended December 31, 2016, stock based compensation was $190,000. For the year ended December 31, 2015, there was stock based compensation of $1,072,500, for awards of 1,100,000 shares of Company’s stock and 2,850,000 fully vested options to purchase common stock at an exercise price of $0.05 per share, to employees and a director.

Professional fees were $992,952 and $505,762 for the years ended December 31, 2016 and 2015, respectively, an increase of $487,190 or 96.3%. Non-recurring, non-cash expenses of $262,500, represented 46.0 % of the increase, which were related to stock based fees for investor relations. Additionally, another $415,416 of non-recurring costs represented amounts for investor relations and certain other transaction fees. The increase during the year ended December 31, 2016 as compared to the prior year in 2015, was attributable to the Company’s non-recurring costs, as described above, which were derived as part of the reserve, from the Company’s proceeds from convertible notes and preferred stock subscriptions totaling $1.1 million on December 28, 2015.

Depreciation and amortization expenses were $291,803 and $298,047 for the years ended December 31, 2016 and 2015, respectively, a decrease of $6,244, or 2.1%. The decrease was attributable to exchange rate variances. We expect our expenses in each of these areas to continue to increase during fiscal 2017 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other expenses were $959,399 compared to $72,886 during the years ended December 31, 2016 and 2015 respectively, an increase of $886,513 or 1,216.3%. The increase is primarily attributed to the decrease recognized due to; changes in the fair value of derivative instruments of $426,093, interest expense related to the amortized portion of the convertible note payable discount, net of $602,027 and expense related to Series H Preferred stock issuance for price protection to certain Subscribers of Preferred Series C, Preferred Series F and Preferred series G in the amount of $679,778, and imputed interest related to related party note payable of $1,133, totaling $856,845, which is a net offset as an increase to additional paid in capital, and exchange rate variances of $102,554.

Net Income (Loss)

We recorded net loss before income tax of $2,589,923 for the year ended December 31, 2016 as compared to a net loss of $2,064,211, for the year ended December 31, 2015. The increase is a result of the factors as described above.

Comprehensive (Loss) Income

We recorded a loss for foreign currency translation adjustments for the year ended December 31, 2016 and 2015, of $20,678 and $11,414, respectively. The fluctuations of the increase/decrease is primarily attributed to the increase recognized due to exchange rate variances. Comprehensive loss was $2,610,601 as compared to loss of $2,075,625 for the year ended December 31, 2016 and 2015, respectively.

Results of Operations for the Three Months Ended March 31, 2017 compared to the Three Months Ended March 31, 2016

Revenue. Sales for the three months ended March 31, 2017 consisted primarily of sales of satellite phones, accessories and airtime plans. For the three months ended March 31, 2017, revenues generated were approximately $1,382,330 compared to approximately $1,295,264 of revenues for the three months ended March 31, 2016, an increase in total revenues of $87,066 or 6.7%. Factors relative to the increase in revenue are; an increase in comparable revenue of 5.95% and 10.2% for its wholly owned subsidiaries, Global Telesat Communication Ltd and Orbital Satcom Corp., for the three months ended March 31, 2017. Total sales for Global Telesat Communications Ltd. were $977,141 for the three months ended March 31, 2017 as compared to $927,493 for the three months ended March 31, 2016, an increase of $49,648 or 5.4%. Total sales for Orbital Satcom Corp. were $405,189 for the three months ended March 31, 2017 as compared to $367,771 for the three months ended March 31, 2016, an increase of $37,418 or 10.2%. The Company attributes the increases in revenue to the addition of online marketplaces, offset by exchange rate variances as described above.

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For the three months ended March 31, 2017, Global Telesat Communications LTD, (GTCL) represents 70.7% of total company sales and as such, currency rate variances have an impact on results. For the three months ended March 31, 2017 the net effect on revenues were impacted by the differences in exchange rate from quarterly average exchange of 1.43284 to 1.23801. Had the yearly average rate remained, sales would have been higher by $153,776. GTCL comparable sales in GBP, its home currency, increased 22.6% or £145,651, from £643,633 to £789,283 for the three months ended March 31, 2017 as compared to March 31, 2016.

Cost of Sales. During the three months ended March 31, 2017, cost of revenues increased to $1,067,752 compared to $856,920 for the three months ended March 31, 2016, an increase of $210,832 or 24.6%. We expect our cost of revenues to continue to increase during fiscal 2017 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases. Gross profit margins during the three months ended March 31, 2017 were 22.8% as compared to 33.8% for the comparable period in the prior year. GBP depreciated significantly against US$ following BREXIT vote but we had to maintain product pricing at the same level to remain competitive. Additionally, we picked up new reseller customers who buy in larger quantities at lower margins.

Operating Expenses. Total operating expenses for the three months ended March 31, 2017 were $533,042, a decrease of $208,978, or 28.2%, from total operating expenses for the three months ended March 31, 2016 of $742,020. Factors contributing to the increase are described below.

Selling, general and administrative expenses were $155,254 and $184,775 for the three months ended March 31, 2017 and 2016, respectively, a decrease of $29,521 or 16.0%. The decrease for the three months ended March 31, 2017, was due to lower exchange rates in the current period offset by variable expenses which increase as revenue increases.

Salaries, wages and payroll taxes were $152,951 and $173,855, for the three months ended March 31, 2017 and 2016, respectively, a decrease of $20,904, or 12.0%. The decrease in the exchange rate was the primary reason for the reduction.

Professional fees were $148,859 and $300,568 for the three months ended March 31, 2017 and 2016, respectively, a decrease of $151,709, or 50.5%. The decrease during the three months ended March 31, 2017 as compared to the same period in 2016 was attributable to the Company’s decrease of $152,142 for investor relation fees from the same period in the prior year.

Depreciation and amortization expenses were $75,978 and $82,822 for the three months ended March 31, 2017 and 2016, respectively, a decrease of $6,844 or 8.3%. The decrease during the 2017 period was primarily attributable the decrease in the exchange rate, as compared to the same period in the prior year.

We expect our expenses in each of these areas to continue to increase during fiscal 2017 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other (income) expenses were $798 compared to ($363,622) during the three months ended March 31, 2017 and 2016 respectively, a decrease of $364,420. The decrease is primarily attributed to changes in the fair value of derivative instruments and interest expense related to the December 2015 private placement offering of convertible preferred stock and convertible debt.

Net Income (Loss)

We recorded net loss before income tax of ($219,262), for the three months ended March 31, 2017 as compared to a net income of $59,946, for the three months ended March 31, 2016. The increase is a result of the factors as described above.

Comprehensive (Loss) Income

We recorded a gain for foreign currency translation adjustments for the three months ended March 31, 2017 and 2016, of $5,592 and $2,039, respectively. The fluctuations of the increase/decrease are primarily attributed to the increase recognized due to exchange rate variances.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2017, we had a cash balance of $214,490. Our working capital is ($64,918) at March 31, 2017.

Our current assets at March 31, 2017 increased by approximately 21.0% from December 31, 2016 and included cash, accounts receivable, unbilled revenue, inventory, prepaid and other current assets.

Our current liabilities at March 31, 2017 increased by 43.7% from December 31, 2016 and included our accounts payable, derivative liabilities, due to related party and deferred revenue and other liabilities in the ordinary course of our business.

Operating Activities

Net cash flows provided by operating activities for the three months ended March 31, 2017 amounted to $87,124 and were primarily attributable to our net loss of $219,262, total amortization expense of $6,250, depreciation of $69,728, and offset by change in fair value of derivative liabilities of $1,114 and net change in assets and liabilities of $231,304, primarily attributable to an increase in accounts receivable of $53,119, increase in inventory of $33,922, increase in unbilled revenue of $2,209, decrease in prepaid expense of $50,068, increase in other current assets of $29,978, increase in accounts payable of $301,484 and an decrease in deferred revenue of $1,200.

Net cash flows used in operating activities for the three months ended March 31, 2016 amounted to $469,469 and were primarily attributable to our net income of $59,946, total amortization expense of $155,967, depreciation of $69,529, and offset by change in fair value of derivative liabilities of $464,505 and net change in asset and liabilities of $290,658, primarily attributable to an increase in accounts receivable of $118,924, increase in inventory of $61,142, decrease in unbilled revenue of $9,398, increase in prepaid expense of $130,582, increase in other current assets of $2,676, increase in accounts payable of $7,272 and an increase in deferred revenue of $5,996.

Investing Activities

Net cash flows used in investing activities were ($8,934) and ($3,318) for the three months ended March 31, 2017 and 2016, respectively. We purchased property and equipment of $8,934 during the three months ended March 31, 2017. During the three months ended March 31, 2016, we purchased property and equipment of $3,318.

Financing Activities

Net cash flows provided by (used in) financing activities were $15,975 and ($101,259) for the three months ended March 31, 2017 and 2016, respectively. Net cash flows provided by financing activities were $15,975 for the three months ended March 31, 2017 and were for amounts owed to a related party. During the three months ended March 31, 2016, net cash used in financing activities were repayments of related party payable and convertible notes payable of $25,632 and $75,626, respectively.

Off-balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Our company has not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have

●	an obligation under a guarantee contract, although we do have obligations under certain sales arrangements including purchase obligations to vendors

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets,

●	any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, or

●	any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by us and material to us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with us.

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BUSINESS

Our Current Business

The Company is a distributor, developer and reseller of satellite enabled communications hardware and provides products, airtime and related services to customers located both in the United States and internationally through its subsidiaries, US based Orbital Satcom and UK based GTCL. We sell equipment and airtime for use on all major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya. We specialize in offering a range of satellite enabled personal and asset tracking products and provide an advanced mapping portal for customers using our range of GSM and satellite based GPS tracking devices. Additionally, we operate a short-term rental service for customers who require use of our equipment for a limited time without the up-front expense of purchasing hardware.

Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We now have a physical or storefront presence in more than 10 countries, and have in excess of 20,000 customers located in almost 80 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

MSS Products

Through GTCL, we believe we are one of the leading providers in Europe of Mobile Satellite Solutions (MSS) including satellite trackers, satellite phones, mobile broadband Wi-Fi hotspots and terminals. By enabling wireless communications in areas not served or underserved by terrestrial wireless networks, or in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers’ increasing desire for connectivity anywhere in the world.

Our MSS products rely on satellite networks for voice, data and tracking connectivity and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals wishing to communicate from remote locations, or in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite based hardware, airtime and related services, specifically services attracting recurring revenue for the Company. Additionally, we are developing our own dual mode tracking device for use by retail, corporate and governmental customers worldwide which we hope will further increase future revenue.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTC subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

The simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a Globalstar gateway. The gateways equipped with appliques, many of which are owned by us, provide coverage for simplex   tracking devices over vast areas of the globe. The applique receives and collates messages from all simplex devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security together with lone worker or recreational user safety.

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Aside from providing services over Globalstar’s simplex data network, we are, through GTCL and Orbital Satcom, an authorized reseller of Globalstar’s two-way voice and data transmissions service, called the duplex service, and simplex and duplex satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of pay-as-you-go and monthly fee satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar and other networks to generate increased revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term and as funding permits , we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third party e-commerce storefronts offered by Amazon, eBay, Sears and Walmart. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all Amazon sites. We currently have more than 1,000 product listings on all third party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals, and satellite Wi-Fi hotspots.

Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbitaltrack.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, are available for use by registered customers who pay a monthly subscription to access them. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

Proprietary Satellite Tracking Products

We are currently developing our first own brand global tracking product, a dual-mode asset tracker, of which we hope to make available in the marketplace in early 2018 following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker is designed to address the current technical and service cost challenges facing the global Asset Management Systems market, The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings, by easily locating lost or stolen assets.

We anticipate that we will be able to finalize development and certification of the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are approximately $75,000 to $100,000. These products may operate on the Iridium, Inmarsat, Globalstar or Thuraya satellite networks.

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Industry and Market

We compete in the mobile satellite products and services sector of the global communications industry. The products and airtime that we sell, are intended to meet users’ needs for connectivity in all locations where existing terrestrial wireline and wireless communications networks do not exist, do not provide sufficient coverage, or are impaired. Government organizations, including military and intelligence agencies and disaster response agencies, non-governmental organizations and industrial operations and support teams depend on mobile voice and data satellite communications products and services on a regular basis. Businesses with global operations require reliable communications services when operating in remote locations around the world. Mobile satellite services users span many sectors, including emergency services, maritime, aviation, government, utilities, oil and gas, mining, recreation, forestry, heavy equipment, construction, and transportation, among others. Many of our customers, such as lone workers, sailors, adventurers, and those travelling in remote locations with no other form of contact , view satellite communications products and services as critical to their daily operations.

There is an existing, and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing mobile voice and data communications from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. Over the past two decades, the global mobile satellite services market has experienced significant growth. Increasingly, better-tailored, improved-technology products and services are creating new channels of demand for mobile satellite services. Growth in demand for mobile satellite voice services is driven by the declining cost of these services, the diminishing size and lower costs of the devices, as well as heightened demand by governments, businesses and individuals for ubiquitous global voice and data coverage. We believe our solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users. We do not tailor our products and services to different types of customers as in our experience military, non-profit, government and recreational users tend to purchase the same types of products and services.

Competition

The competitors for our satellite telecommunications services and products are other leading satellite networks such as Iridium, Inmarsat, Thuraya and Globalstar, and their various resellers, some of which are also our suppliers. We expect the competition for our satellite telecommunications services and our satellite tracking and monitoring services to increase significantly as the market demand accelerates. We believe that we will be well positioned to compete for the satellite telecommunications services business largely on a cost basis and due to our global presence with various websites and Amazon storefronts. We believe that we will be able to charge our customers lower prices for satellite airtime than our competitors due to the preferential pricing we have with Globalstar due to the Globalstar agreements. We believe that we will be able to compete in the MSS market due to our competitive pricing, varied products and easy to use website and Amazon storefront.

Intellectual Property

Our success and ability to compete depends in part on our ability to maintain our trade secrets. All of our employees and consultants are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. In connection with the purchase of the contracts from GTC and related agreements, GTC and its parent World Surveillance Group, Inc. agreed to keep confidential certain information. In February 2015 we purchased certain software, including source code and executable code, and electronic files required for the development of dual mode trackers. On October 13, 2015, we purchased appliques, which are demodulator and RF interfaces located at various ground stations for gateways.

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Research and Development

On February 19, 2015, the Company issued 1,000,000 shares of common stock, at $0.05 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode GSM/ Globalstar Simplex tracking devices and related hardware and intellectual property. We spent $0 and $50,000, respectively, in the fiscal years ending December 31, 2016 and December 31, 2015 on research and development.

Regulatory Matters

Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business. A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts. We intend our Orbital Sub to become qualified as a government contractor.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

We currently have 8 full time and 2 part time employee, not including David Phipps, our Chief Executive Officer and President, and Theresa Carlise, our Chief Financial Officer. Mr. Phipps and Ms. Carlise work for us full time.

Properties

We rent our office space at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180 for $175 per month and our facilities in Poole, England for £1,833 per month, or $2,342 per month at the yearly average conversation rate of 1.27779.

Legal Proceedings

We anticipate that we will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on the Company’s business, financial condition, cash flows or results of operations. The Company is not currently a party to any material pending legal proceedings, nor is the Company aware of any civil proceeding or government authority contemplating any legal proceeding as of the date of this filing.

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Corporate History

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the share exchange resulted in a change of control. The share exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of share exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of July 20, 2017:

Name and Address	Age	Date First Elected or Appointed	Position(s)

David Phipps	51	February 19, 2015	Chief Executive Officer, President and Chairman

Hector Delgado	48	May 27, 2015	Director

Theresa Carlise	58	June 9, 2015	Chief Financial Officer, Treasurer and Secretary

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David Phipps, Chief Executive Officer and Chairman, 51 , has served as the Managing Director of GTCL since 2008 and as the President of GTC, a competitor of the Company, from 2003 through 2014. He has served as the President of Orbital Satcom since February 19, 2015, as Chairman of the Board of Directors of the Company since February 24, 2015 and Chief Executive Officer since February 25, 2015. Mr. Phipps was chosen as a director of the Company based on his knowledge of and relationships in the global satellite communications business.

Hector Delgado, Director, 48 , was appointed to the Board of Directors on May 27, 2015. Mr. Delgado is currently the Executive Officer of the Naval Reserve Special Operations Command South (SOCSOUTH) Detachment 108. He has also served as a Special Agent in the United States Department of Homeland Security since 1995 and as the Managing Member of ISR Strategies, LLC, a full service security consulting company, since 2010. He is a United States Navy SEAL with active and reserve service for over twenty-eight years. In 2006, he was mobilized and served a combat tour in Ramadi, Iraq with SEAL Team THREE receiving a Navy Commendation Medal with Combat “V”. He has served with SEAL Teams TWO, THREE, FOUR, EIGHTEEN and Special Operations Command Central and South. Mr. Delgado has participated in tours of duty in the Middle East, Europe, Africa and South America. He has also served as an adjunct instructor at the United States Merchant Marine Academy teaching maritime security and conducting International Ship Security Code (ISPS) training and assessments. His managerial expertise has been refined not only in a military environment, but also extensively in the governmental sector, where he has been responsible for the budgets, training, and logistics of thousands of people. Mr. Delgado was chosen as a director of the Company based on his leadership and entrepreneurial experience and particular familiarity with the military and governmental agencies.

Theresa Carlise, Chief Financial Officer, Treasurer and Secretary, 58, was appointed Chief Financial Officer, Treasurer and Secretary on June 9, 2015. She joined the Company from FTE Networks (OTCBB FTNW), a leading provider of infrastructure services for the telecommunications and wireless sector, where she served as a financial advisor from May 2014 through March 2015, and Chief Financial Officer and director from September 2011 through May 2014. Prior to FTE Networks, she served as the Chief Executive Officer, Chief Financial Officer and a director of Control System & Instrumentation (CSI) Consultants, which provided information technology consulting and system design to the industrial and manufacturing sectors, from July 2010 to September 2011 and as Chief Financial Officer and a director of Las Vegas Railway Express, Inc. (OTCBB LVRE), a developer of passenger rail transportation and related ancillary services, from December 2009 through July 2010. Ms. Carlise also served as the Chief Financial Officer of Shearson Financial Network, Inc. (OTCBB SFNN), and as Chief Financial Officer, senior vice president and a director of National Record Mart, Inc., (NASDAQ NRMI). From October 2006 to November 2007 Ms. Carlise served as Chief Financial Officer of Shearson Financial Network, Inc., a direct to consumer mortgage banking company. Declining market conditions in the mortgage banking industry in 2007, contributed to the Company filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code in June of 2008. Ms. Carlise holds a Bachelor of Science in Finance from Indiana University of Pennsylvania.

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Family Relationships

There are no family relationships between any of our directors, executive officers or directors except as set forth herein.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K except as set forth herein.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps.

Director Independence

Mr. Phipps is not an “independent” director based on the definition of independence in the listing standards of the NASDAQ Stock Market (“NASDAQ”). Mr. Delgado is an “independent” director based on the definition of independence in the listing standards of NASDAQ.

Committees of the Board of Directors

Audit Committee. We intend to establish an audit committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.

Nominating Committee. We intend to establish a nominating committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The nominating committee will consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping our corporate governance. As part of its duties, the nominating committee would assess the size, structure and composition of the Board and its committees, and coordinate the evaluation of Board performance. The nominating committee would also act as a screening and nominating committee for candidates considered for election to the Board.

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Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the year ended December 31, 2016.

Compensation of Executive Officers and Directors

The following table summarizes the overall compensation earned over each of the past two fiscal years ended December 31, 2016 by each person who served as a named executive officer during the fiscal year ended December 31, 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David Phipps, Chief Executive Officer,	2016	$217,370	$190,000	$36,000	$443,370
President and Chairman (2)	2015	$165,000	$-	$58,000	$223,000

Theresa Carlise, Chief Financial Officer,	2016	$140,000	$-	$-	$140,000
Secretary and Treasurer (3)	2015	$47,507	$650,000	$-	$697,507

(1)	Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. All stock awards have been adjusted for our 1:150 reverse stock split effective March 28, 2014.

(2)	Mr. Phipps was appointed as our Chief Executive Officer, President, Chief Financial Officer and Treasurer on February 19, 2015. He resigned on June 9, 2015, from his positions as Chief Financial Officer and Treasurer.

(3)	Ms. Carlise was appointed as our Chief Financial Officer, Secretary and Treasurer on June 9, 2015. On December 28, 2015, Ms. Carlise was granted a 10 year option to purchase shares of common stock. The option is immediately exercisable into 500,000 shares of common stock at a purchase price of $0.05 per share.

Agreements

Upon the closing of the share exchange with GTCL on February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps, whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the employment agreement, Mr. Phipps was to be eligible for an annual bonus if the Company met certain criteria, as established by the Board of Directors.

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On March 3, 2016, the Company entered into an Executive Employment Agreement with Mr. Phipps, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President, and receive an annual base salary equal to the sum of $144,000 and £48,000, or $73,370 at the yearly conversion rate of 1.52855. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. Also on March 3, 2016 and effective January 1, 2016, Orbital Satcom and Mr. Phipps terminated the employment agreement between them dated February 19, 2015.

The Company entered into an employment agreement with Ms. Carlise, its Chief Financial Officer, Treasurer and Secretary, on June 9, 2015. The agreement is non exclusive, whereby Ms. Carlise shall devote the required business time and efforts to the performance of her duties hereunder. Notwithstanding the foregoing, the expenditure of reasonable amounts of time by the Executive for other employment and consulting relationships, the making of passive personal investments, the conduct of business affairs and charitable and professional activities shall be allowed, provided such activities do not materially interfere with the services required to be rendered to the Corporation. The agreement has a term of one year, and shall automatically be extended for additional terms of one year each The agreement provides for an annual base salary of $72,000  . In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On December 28, 2015, the Company amended its employment agreement with Ms. Carlise, effective December 1, 2015. Ms. Carlise annual base salary was increased to $140,000 and requires exclusivity, Ms Carlise shall devote the substantial portion of her entire business time, attention and energy exclusively to the business and affairs of the Company as it pertains to her capacity as Chief Financial Officer, Treasurer and Secretary. The term of Ms. Carlise’s employment was automatically renewed to December 1, 2017 from December 1, 2016.

Also on December 28, 2015, the Company issued Ms. Carlise options to purchase up to 500,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of 10 years.

On December 16, 2016, the Company issued Mr. Phipps options to purchase up to 10,000,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.01 per share, vest immediately, and have a term of 10 years.

On May 31, 2017, the Company issued 5,000,000 options to Mr. Phipps, 3,750,000 options to Theresa Carlise and 20,000,000 options to certain employees of the Company. The employees are the adult children of our Chief executive Officer. All of the options are fully vested and have an exercise price of $0.01 per share and a term of 10 years.

Directors’ Compensation

The Company has paid Mr. Phipps an additional monthly fee of $3,000 for his services as a director of the Company since the share exchange.

On May 19, 2015, the Board approved quarterly payments of $3,500, to Hector Delgado. On December 29, 2016, the Board approved to increase Mr. Delgado’s quarterly payments to $5,000. On December 28, 2015, the Board awarded Mr. Delgado fully vested options to purchase up to 200,000 shares of common stock at an exercise price of $0.05 with a 10-year term. On May 31, 2017, the Company issued 1,250,000 options Mr. Delgado. The options are fully vested and have an exercise price of $0.01 per share and a term of 10 years.

Mr. Phipps and Mr. Delgado receive no compensation from the Company except as described above.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

226,667 shares of our common stock are reserved for issuance under the 2014 Equity Incentive Plan as awards to employees, directors, consultants, advisors and other service providers. There are no outstanding equity awards as of December 31, 2016 as reserved under the 2014 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of July 21 , 2017, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from July 21 , 2017 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of July 21 , 2017 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Total Voting Power (1)			Common Stock (2)			Series B Preferred Stock (3)			Series C Preferred Stock (4)			Series D Preferred Stock (5)
	Number of Shares		Percent	Number of Shares		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	3,641,557	(14)	3.75%	18,484,630	(15)	15.96%	-		-	-		-	-		-
Hector Delgado	-		-	1,450,000	(16)	1.27%	-		-	-		-	-		-
Theresa Carlise	-		-	4,250,000	(17)	3.73%	-		-	-		-	-		-
Jenna Foster	720,000	18)	0.76%	10,720,000	(19)	9.42%	-		-	-		-	-		-
James Phipps	720,000	(20)	0.76%	10,720,000	(21)	9.42%	-		-	-		-	-		-
Directors and Executive Officers as a Group (5 persons)			5.21%	24,184,630		20.88%	-		-	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	3,641,557	(23)	3.73%	3,641,557	(23)	3.14%	-		-	375,000		10.59%	-		-
Michael Brauser (24)	3,641,557	(24)	3.73%	3,641,557	(24)	3.14%	3,333	(24)	50.00%	-		-	1,583,816	(24)	52.64%
DL2 Capital (25)	3,641,557	(26)	3.73%	3,641,557	(26)	3.14%	-		-	-			-
Frost Gamma Investments Trust (27)	3,641,557	(28)	3.73%	3,641,557	(28)	3.14%	-		-	2,127,923	(28)	60.10%	-		-
Barry Honig GRQ 401K (29)	3,641,557	(30)	3.73%	3,641,557	(30)	3.14%	3,333	(24)	50.00%	-		-	691,094	(30)	24.69%
Sichenzia Ross Ference Kesner LLP (31)	3,641,557	(32)	3.73%	3,641,557	(32)	3.14%	-		-	112,442		3.18%	-		-
Oban Investments LLC (33)	3,641,557	(34)	3.73%	3,641,557	(34)	3.14%							55,625	(34)	1.85%
Sandor Capital Master Fund LP (35)	3,641,557	(36)	3.73%	3,641,557	(36)	3.14%	-		-	925,000	(36)	26.13%	655,000	(36)	20.73%
DTMFS LP (37)	3,641,557	(38)	3.73%	3,641,557	(38)	3.14%
The David Stephen Group LLC (39)	850,000		0.87%	3,000,000	(40)	2.59%	-		-	-		-	-		-

Total Voting Capital and Shares Outstanding	97,515,989			115,827,104			6,666			3,540,365			3,008,984

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Amount and Nature of Beneficial Ownership-(Continued)

	Series E Preferred Stock (6)			Series F Preferred Stock (7)			Series G Preferred Stock (8)			Series H Preferred Stock (9)			Series I Preferred Stock (10)
	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	6,133,537		82.85%	-		-	-		-	-		-	-		-
Hector Delgado	-		-	-		-	-		-	-		-	-		-
Theresa Carlise	-		-	-		-	-		-	-		-	-		-
Jenna Foster	-		-	-		-	-		-	-		-	-		-
James Phipps	-		-	-		-	-		-	-		-	-		-
Directors and Executive Officers as a Group (5 persons)	6,133,537		82.85%	-		-	-		-	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	-		-	-		-	-		-	-		-	-		-
Michael Brauser (24)	-		-	349,999	(24)	31.82%	4,125,008	(24)	40.91%	12,500	(24)	14.3%	24,305	(24)	26.15%
DL2 Capital (19)	985,500	(20)	13.68%
Frost Gamma Investments Trust (27)	-		-	-		-	-		-	62,500	(28)	71.4%	-		-
Barry Honig GRQ 401K (29)	-		-	349,999	(30)	31.82%	4,125,008	(30)	40.91%	12,500	(30)	14.3%	24,305	(30)	26.15%
Sichenzia Ross Ference Kesner LLP (31)	-		-	-		-	-		-	-		-	-		-
Oban Investments LLC (33)	-		-	200,000	(34)	18.18%	1,833,335	(34)	18.18%	-		-	20,834	(34)	75.25%
Sandor Capital Master Fund LP (35)	-		-	200,000	(36)	18.18%	-		-	-		-	23,000	(36)	22.42%
DTMFS LP (37)	-		-	-		-	-		-	-		-	-		-
The David Stephen Group LLC (39)	-		-	-		-	-		-	-		-	-		-

Total Voting Capital and Shares Outstanding	7,202,877			1,099,998			10,083,351			87,500			92,944

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Amount and Nature of Beneficial Ownership-(Continued)

	Series J Preferred Stock (11)			Series K Preferred Stock (12)
	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (13)
Directors and Executive Officers
David Phipps	-		-	-		-
Hector Delgado				-		-
Theresa Carlise	-		-	-		-
Jenna Foster	-		-	-		-
James Phipps	-		-	-		-
Directors and Executive Officers as a Group (5 persons)	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (22)	-		-	-		-
Michael Brauser (24)	5,000	(24)	9.15%	341,819	(24)	29.30
DL2 Capital (19)
Frost Gamma Investments Trust (27)	30,000	(28)	54.88%	187,500	(28)	16.07
Barry Honig GRQ 401K (29)	5,000	(30)	9.15%	341,820	(30)	29.30
Sichenzia Ross Ference Kesner LLP (31)	4,669		8.54%	76,763		6.58
Oban Investments LLC (33)	5,000	(34)	9.15%	143,750	(34)	12.32
Sandor Capital Master Fund LP (35)				75,000	(36)	6.43
DTMFS LP (37)	5,000	(38)	9.15%	-		-
The David Stephen Group LLC (39)	-		-	-		-

Total Voting Capital and Shares Outstanding	54,669			1,166,652

(1) In determining  the voting power held by a person or entity on July 21 , 2017, the percentage of total voting power represents voting power with respect to all shares of our common stock and preferred stock, as a single class. The holders of our common stock are entitled to one vote per share, holders of our Series B Preferred Stock are entitled to one vote per share, holders of our Series C Preferred Stock are entitled to 10 votes per share, holders of our Series D Preferred Stock are entitled to 20 votes per share, holders of our Series E Preferred Stock are entitled to 10 votes per share, holders of our Series F Preferred Stock are entitled to one vote per share, holders of our Series G Preferred Stock are entitled to one vote per share, holders of our Series H Preferred Stock are entitled to 100 votes per share, holders of our Series I Preferred Stock are entitled to 100 votes per share, holders of our Series J Preferred Stock are entitled to 1,000 votes per share and holders of our Series K Preferred Stock are entitled to 100 votes per share. Shares of common stock which may be acquired within 60 days upon exercise of warrants or options or conversion of promissory notes were not included in calculating the voting power.

(2) In determining the percent of common stock beneficially owned by a person or entity on July 21 , 2017, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of preferred stock and promissory notes, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on July 21 , 2017 (72,977,104) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of warrants or options and conversion of preferred stock and promissory notes, subject to limitations on conversion and exercise as more fully described in the notes below, which is an aggregate of 67,388,885 shares (includes the 24,538,885 preferred shares and 42,850,000 shares issuable upon exercise of options).

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(3) The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Each share of Series B Preferred Stock is convertible into five shares of common stock. Pursuant to the terms of the Series B Preferred Stock, a holder cannot convert any of the Series B Preferred Stock if such holder would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series B Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.

(4) Each share of Series C Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series C Preferred Stock, a holder cannot convert any of the Series C Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series C Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(5) Each share of Series D Preferred Stock is convertible into 20 shares of common stock. Pursuant to the terms of the Series D Preferred Stock, a holder cannot convert any of the Series D Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series D Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 20 votes for each share of Series D Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(6) Each share of Series E Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series E Preferred Stock, a holder cannot convert any of the Series E Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series E Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited

(7) Each share of Series F Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series F Preferred Stock, a holder cannot convert any of the Series F Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series F Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series F Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(8) Each share of Series G Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series G Preferred Stock, a holder cannot convert any of the Series G Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series G Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series G Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

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(9) Each share of Series H Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series H Preferred Stock, a holder cannot convert any of the Series H Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series H Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series H Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(10) Each share of Series I Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series I Preferred Stock, a holder cannot convert any of the Series I Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series I Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series I Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(11) Each share of Series J Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series J Preferred Stock, a holder cannot convert any of the Series J Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series J Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series J Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(12) Each share of Series K Preferred Stock is convertible into 1,000 shares of common stock. Pursuant to the terms of the Series K Preferred Stock, a holder cannot convert any of the Series K Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series K Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 1,000 votes for each share of Series K Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(13) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbital Tracking Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(14) Includes (i) 3,641,557 shares of common stock and (ii) 156,927 shares of common stock issuable upon the conversion of 15,693 shares of Series E Preferred. Does not include 61,178,443 votes and 61,178,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(15) Includes (i) 3,641,557 shares of common stock and (ii) 15,000,000 shares of common stock issuable upon exercise of options. Does not include 61,335,370 votes and 61,335,370 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

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(16) Includes 1,450,000 shares of common stock issuable upon exercise of options.

(17) Includes 4,250,000 shares of common stock issuable upon exercise of options.

(18) Includes 720,000 shares of common stock. Ms. Foster is the adult child of David Phipps, the company’s Chief Executive Officer.

(19) Includes (i) 720,000 shares of common stock and (ii) 10,000,000 shares of common stock issuable upon exercise of options.

(20) Includes 720,000 shares of common stock. Mr. James Phipps is the adult child of David Phipps, the company’s Chief Executive Officer.

(21) Includes (i) 720,000 shares of common stock and (ii) 10,000,000 shares of common stock issuable upon exercise of options.

(22) The address of this beneficial owner is 916 Fiddler’s Creek Road, Ponte Vedra Beach, Florida 32082

(23) Includes 3,641,557 shares of common stock issuable upon conversion of Series C Preferred Stock. Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC. Does not include 108,443 votes and 108,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(24) The address of this beneficial owner is 4400 Biscayne Blvd., #850, Miami Florida 33137. Includes (i) one vote per share for 2,652,800 shares of common stock, (ii) one vote per share for 3,333 shares of Series B Preferred Stock and (iii) 985,424 votes, or 20 votes per share of 49,271 shares of Series D Preferred Stock. Does not include (i) 29,465,896 votes, or 20 votes per share of 1,473,295 shares of Series D Preferred stock due to the beneficial ownership limitations on the voting rights of the Series D Preferred Stock and (ii) one vote per share for 116,666 shares of common stock issuable upon conversion of Series F Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series F Preferred Stock and (iii) 1,986,116 shares of common stock issuable upon conversion of Series G Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock, and (iv) 1,250,000 shares of common stock issuable upon conversion of Series H Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock held by Grander Holdings Inc. 401K., Mr. Brauser is the trustee of Grander Holdings Inc., 401K and holds voting and dispositive power over the securities of the Company held by Grander Holdings Inc., 401K and (v) held in the name of Michael Brauser, 1,250,000 shares of common stock issuable upon conversion of Series H Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock, (vi) held in the name of Michael Brauser, 2,430,500 shares of common stock issuable upon conversion of 100 votes per share or 24,305 shares of Series I Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series I Preferred Stock, (vii) held in the name of Grander Holdings Inc., 401k, 5,000,000 shares of common stock issuable upon conversion of 1,000 votes per share or 5,000 shares of Series J Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock, (viii) ) held in the name of Grander Holdings Inc., 401k, 20,520,800 shares of common stock issuable upon conversion of 100 votes per share or 205,208 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock and (ix) ) held in the name of Michael Brauser, 13,661,100 shares of common stock issuable upon conversion of 100 votes per share or 136,611 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock

(25) The address of this beneficial owner is 520 NW 165th Street Road # 102, Miami, FL 33169

(26) Includes 3,641,557 shares of common stock issuable upon conversion of Series E Preferred Stock. Does not include 6,213,443 votes and 6,213,443 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(27) The address of this beneficial owner is 4400 Biscayne Blvd., 15th Fl. Miami Florida 33137

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(28) Includes 706,667 shares of common stock held by Phillip and Patricia Frost Philanthropic Frost Gamma Trust, 620,770 shares of common stock held by Frost Gamma Investments Trust and 20,000 shares of common stock held by Dr. Philip Frost and 2,194,320 shares of common stock issuable upon the conversion of 219,432 shares of Series C Preferred Stock held by Frost Gamma Investments Trust. Dr. Frost is the trustee of Frost Gamma Investments Trust and Phillip and Patricia Frost Philanthropic and holds voting and dispositive power over the securities of the Company held by both. Does not include: (i) 19,084,910 votes and 19,084,910 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Frost Gamma Investments Trust and (ii) 6,250,000 votes and 6,250,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock held by Frost Gamma Investments Trust, (iii) 30,000,000 votes and 30,000,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock held by Frost Gamma Investments Trust and (iv) 18,750,000 votes and 18,750,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock held by Frost Gamma Investments Trust

(29) The address of this beneficial owner is 555 South Federal Highway #450, Boca Raton, Florida 33432

(30) Includes (i) one vote per share for 31,098 shares of common stock held by Barry Honig, (ii) one vote per share for 3,333 shares of Series B Preferred Stock held by Barry Honig, (iii) one vote per share for 2,700,000 shares of common stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (iv) one vote per share for 2,000 shares of common stock held by GRQ Consultants, Inc. and (v) 838,422 votes, or 20 votes per share, for 41,921 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the trustee of GRQ Consultants, Inc. 401K FBO Barry Honig and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc. Does not include (i) 12,983,458 votes underlying 649,173 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (ii) 349,999 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series F Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (iii) 4,125,008 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series G Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig., (iv) 1,250,000 Votes, or 100 votes per share, underlying 12,500 shares of Series H Preferred Stock due to the beneficial ownership limitations on the conversion of the Series H Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (v) 2,430,500 Votes, or 100 votes per share, underlying 24,305 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (vi) 5,000,000 Votes, or 1,000 votes per share, underlying 5,000 shares of Series J Preferred Stock due to the beneficial ownership limitations on the conversion of the Series J Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig and (vii) 34,182,000 Votes, or 100 votes per share, underlying 341,820 shares of Series K Preferred Stock due to the beneficial ownership limitations on the conversion of the Series K Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig.

(31) The address of this beneficial owner is 61 Broadway FL 32, New York, NY 10006-2701.

(32) Includes (i) 961,470 shares of common stock held by Sichenzia Ross Ference Kesner LLP, 350,000 shares of common stock held by Paradox Capital Partners LLC and 1,466 shares of common stock held by Aurcana LLC (ii) 1,104,401 shares of common stock issuable upon conversion of Series J Preferred Stock held in the name of Sichenzia Ross Ference Kesner LLP. Does not include (i) 3,564,599 shares of common stock issuable upon conversion of 3,565 shares of Series J Preferred stock due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock, (ii) 978,600 shares of common stock issuable upon conversion of Series K Preferred Stock held by Sichenzia Ross Ference Kesner LLP, and (iii) 6,697,700 shares of common stock issuable upon conversion of Series K Preferred Stock held in the name of Paradox Capital Partners LLC. Harvey Kesner partner of Sichenzia Ross Ference and Kesner LLP has voting control and investment discretion over the securities reported herein that are held by Sichenzia Ross Ference and Kesner LLP. Mr Kesner principal of Paradox Capital Partners LLC and Aurcana LLC has voting control and investment discretion over the securities reported herein that are held by same.

(33) The address of this beneficial owner is 68 Fiesta Way, Fort Lauderdale, FL 33301.

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(34) Includes (i) 99 shares of common stock held by John Stetson and (ii) 1,112,500 votes and 55,625 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock, (iii) 200,000 votes and 200,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series F Preferred Stock, 1,833,335 votes and 1,833,335 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock. Does not include (i) 4,125,008 votes and 4,125,008 shares of common stock issuable upon conversion of Series G Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock, (ii) 1,687,775 votes and 16,878 shares of common stock issuable upon conversion of Series I Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series I, (iii) 5,000,000 votes and 5,000 shares of common stock issuable upon conversion of Series J Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series J Preferred Stock and 14,375,000 votes and 143,750 shares of common stock issuable upon conversion of Series K Preferred Stock held by Oban Investments LLC due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock John Stetson is the manager of Oban Investments LLC and holds voting and dispositive power over the securities of the Company held by Oban Investments LLC.

(35) The address of this beneficial owner is 2828 Routh Street, Suite 500, Dallas, Texas 75201.

(36) Includes (i) 1,735,968 shares of common stock and (ii) 1,805,789 shares of common stock issuable upon conversion of Series C Preferred Stock. John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP. Does not include: (i) 1,250,000 shares of common stock issuable upon conversion of Series C Preferred Stock, held by JSL Kids Partners, of which Mr. Lemak is the control person (i) 6,194,211 votes and 619,421 shares of Series C Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Sandor Capital Master Fund LP, (ii) 13,100,000 votes and 655,000 shares of Series D Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP and (iv) 200,000 votes and shares due to the beneficial ownership limitations on the voting rights and conversion of the Series F Preferred Stock held by Sandor Capital Master Fund LP., and (v) 2,300,000 votes, or 100 votes per share, underlying 23,000 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by Sandor Capital Master Fund LP (vi) 7,500,000 votes and 75,000 shares of Series K Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series K Preferred Stock held by Sandor Capital Master Fund LP , Mr. Lemak is the trustee of JSL Kids Partners LLC and holds voting and dispositive power over the securities of the Company held by JSL Kids Partners LLC.

(37) The address of this beneficial owner is 327 Seneca Lane, Boca Raton, FL 33487

(38) Includes 3,541,757 shares of common stock issuable upon conversion of Series J Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series J Preferred Stock. Does not include 1,458,243 votes, or 1,000 votes per share, underlying 1,458 shares of Series J Preferred Stock due to the beneficial ownership limitations on the conversion of the Series J Preferred Stock. Brian Herman is the principal of DMTFS LP and holds voting and dispositive power over the securities of the Company held by DMTFS LP.

(39) The address of this beneficial owner is 1640 Terrace Way, Walnut Creek, CA 94597-3902

(40) Includes 2,150,000 shares of common stock issuable upon exercise of options. David Rector is the president of The David Stephen Group LLC and holds voting and dispositive power over the securities of the Company held by The David Stephen Group LLC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

On February 11, 2015, we entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc., a holder of 5% or more of a class of our voting securities at that time. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.

Orbital Satcom purchased an aggregate of approximately $114,000 of inventory from GTCL in January, February and March 2015. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into 10 shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note. The note has an original principal amount of $122,536, which is equal to the total cost of certain inventory owned by GTCL immediately prior to the share exchange, and shall be repaid from the sale of the inventory following closing. Mr. Phipps was a GTCL Shareholder and the sole director of GTCL. He received in exchange for his shares of GTCL 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Preferred Stock, and was paid the full cash payment and the full amount of the note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the share exchange.

On February 19, 2015, Mr. Rector, our former officer and director, was issued 850,000 shares of common stock and a seven-year option to purchase shares of common stock. The option is immediately exercisable into 2,150,000 shares of common stock at a purchase price of $0.05 per share. The Company has paid an affiliated company of which Mr. Rector is the President, $24,000 and $15,000, for the years ended December 31, 2015 and 2014, respectively.

Jenna Foster, a former GTCL Shareholder and the Secretary of GTCL, was appointed director of the Company at the closing of the share exchange. She received 400,000 shares of common stock and 320,000 shares of Series E Preferred Stock in the share exchange. Mrs . Foster resigned as a director on February 24, 2015.

On February 19, 2015, the Company sold to Frost Gamma Investments Trust, a holder of 5% or more of its securities, an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of shares of its Series C Preferred Stock per unit at a purchase price of $2.00 per Unit for gross proceeds to the Company of $900,000.

On February 19, 2015, the Company issued 175,000 shares of common stock to MJI Resources Corp., an entity controlled by former officer and director Daniel Bleak, in full satisfaction of all outstanding debts pursuant to a settlement agreement. Mr. Bleak resigned from all officer and director positions with us in 2014. Up to 5,000 of the shares may be sold per day and the Company had a six month option to repurchase these shares at a purchase price of $0.75 per share.

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December 2015 Transactions

On December 28, 2015, the Company entered into agreements with Michael Brauser, Sandor Capital Master Fund LP, Intracoastal Capital LLC and an affiliate of Barry Honig, each holders of 5% of our voting securities, for the purchase of preferred stock related to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. Also on December 28, 2015, the Company entered into separate note purchase agreements with Michael Brauser, Intracoastal Capital LLC and the Honig affiliate relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes (the “Notes”) for an aggregate purchase price of $550,000. The terms of the shares of Series F Preferred Stock (the “Preferred F Shares”) are set forth in the Certificate of Designation of Series F Preferred Stock (the “Series F COD”) filed with the Secretary of State of the State of Nevada. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares. Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

The Notes were to mature on December 28, 2017. The Company was to repay 1/24th of the principal of the Notes each month commencing January 18, 2016. The Notes did not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The Notes were to be convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes. $350,000 of the proceeds from the sale of Preferred F Shares and the Notes are intended to be utilized for public relations and expenses associated with publications, reports and communications with shareholders and others concerning the company’s business. The subscription agreement provides the purchasers of the Preferred F Shares with a 100% right of participation in all future securities offerings of the Company, subject to customary exceptions.

The breakdown of the investments is below:

Investor	Shares of Series F Preferred Stock	Purchase Price Paid for Series F Preferred Stock	Purchase Price Paid for the Notes	Principal Amount of Notes
GRQ Consultants, Inc. 401K	116,666	$58,333	$108,334	$119,167
Intracoastal	666,666	$333,333	$333,333	$366,666
Michael Brauser	116,666	$58,333	$108,334	$119,167
Sandor	200,000	$100,000	$-	$-
Total	1,099,998	$549,999	$550,001	$605,001

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On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 of Notes pursuant to which the Notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock.

The terms of the shares of Series G Preferred Stock (the “Preferred G Shares”) are set forth in the Certificate of Designation of Series G Preferred Stock (the “Series G COD”) filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price prior to December 28, 2016, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred G Shares with a conversion price equal to the lower price issuance.

On October 28, 2016, the Company entered into separate subscription agreements with Barry Honig, Michael Brauser and Frost Gamma Investments Trust relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share (the “Series H Offering”).

The terms of the Series H Preferred Stock are set forth in the Certificate of Designation of Series H Preferred Stock (the “Series H COD”) filed with the Secretary of State of the State of Nevada. The Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series H Preferred Stock divided by the conversion price. The stated value of each Series H Preferred Stock is $4.00 and the initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In order to conduct the Series H Offering, the Company has solicited the consent of certain shareholders, as required under the agreements entered into by the Company during prior offerings, whereby such shareholders were granted certain notification, consent and anti-dilution rights (“Prior Offerings”). Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. However, the Company is required to issue to certain prior investors an aggregate of 550,000 shares of Series C Preferred Stock, which is convertible into an aggregate of 5,500,000 shares of the Company’s common stock. These investors are: Frost Gamma Investments Trust, ADH Capital Ventures LLC and JSL Kids Partners LLC, an affiliate of Sandor Capital Master Fund LP.

Further, in order to proceed with the Series H Offering, the Company had agreed to issue additional shares of Series F Preferred Stock and Series G Preferred Stock to Intracoastal Capital LLC and Sandor Capital Master Fund LP. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series G Preferred Stock, the Company agreed, pursuant to that certain Series I Issuance Agreement, to create a new series of preferred stock, to be designated as “Series I Preferred Stock” and will issue to such holders of Series F Preferred Stock and Series G Preferred Stock an aggregate of 114,944 shares of Series I Preferred Stock, each of which shall be convertible into one hundred (100) shares of the Company’s common stock. Intracoastal Capital LLC was issued 91,944 shares of Series I and Sandor Master Capital Fund LP was issued 23,000 shares of Series I Preferred Stock. The terms of the Series I Preferred Stock are set forth in the Certificate of Designation of Series I Preferred Stock filed with the Secretary of State of the State of Nevada.

On May 31, 2017, the Company entered into separate subscription agreements (the “Subscription Agreements”) with accredited investors relating to the issuance and sale of $546,694 of shares of Series J convertible preferred stock (the “Series J Preferred Stock”) at a purchase price of $10.00 per share (the “Series J Offering”). The subscribers in the Series J Offering included, among others, Frost Gamma Investments Trust, Michael Brauser, as Trustee of the Grander Holdings, Inc. 401K Profit Sharing Plan, and Barry Honig as Trustee of the GRQ Consultants Inc. 401K. The terms of the Series J Preferred Stock are set forth in the Certificate of Designation of Series J Convertible Preferred Stock (the “Series J COD”) filed with the Secretary of State of the State of Nevada on May 31, 2017. The Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to (i) multiplying the number of shares to be converted by the stated value thereof, and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion. The stated value of each Series J Preferred Stock is $10.00 and the initial conversion price is $0.01 per share, subject to adjustment as set forth in the Series J COD. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In connection with the Series J Offering, the Company obtained the consent of certain shareholders, as required under the agreements entered into by the Company and issued shares pursuant to applicable anti-dilution obligations. The Company was required to issue to certain prior investors of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) additional shares of Series G Preferred Stock, which would be convertible into an aggregate of 38,805,668 shares of the Company’s common stock. However, in lieu of issuing such additional shares of Series G Preferred Stock, the Company created a new series of preferred stock, designated as “Series K Preferred Stock” and issued to such holders of Series G Preferred Stock an aggregate of 388,057 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock.

In addition, in order to proceed with the Series J Offering, the Company agreed to issue additional shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and Series H Convertible Preferred Stock (the “Series H Preferred Stock”) to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series H Preferred Stock, the Company issued to such holders of Series F Preferred Stock and Series H Preferred Stock an aggregate of 701,832 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock, or 70,183,243 shares.

In addition, certain creditors of the Company are also entitled to anti-dilution protection from issuances and as a result such creditors were, at the closing of the Series J Offering, issued an aggregate of 76,762 shares of Series K Preferred Stock convertible into 7,676,241 shares of common stock in full satisfaction of payments owed to them. The shareholders issued Series K Preferred Stock included, among others, Michael Brauser, Frost Gamma Investments Trust, Michael Brauser, as Trustee of the Grander Holdings, Inc. 401K Profit Sharing Plan, Barry Honig as Trustee of the GRQ Consultants Inc. 401K, and Sandor Capital Master Fund.

The terms of the Series K Preferred Stock are set forth in the Certificate of Designation of Series K Convertible Preferred Stock (the “Series K COD”) filed with the Secretary of State of the State of Nevada on May 31, 2017.

Also on May 31, 2017, the Company issued 5,000,000 options to David Phipps, its Chief Executive Officer and a director, 3,750,000 options to Theresa Carlise, its Chief Financial Officer, 1,250,000 options to Hector Delgado, a director and 20,000,000 options to certain employees of the Company. The employees are adult children of our Chief Executive Officer. All of the options are fully vested, have an exercise price of $0.0l per share and a term of 10 years.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. At July 20 , 2017:

●	20,000 shares of preferred stock were designated as Series A Preferred Stock, of which no shares were issued and outstanding;
●	30,000 shares of preferred stock were designated as Series B Preferred Stock, of which 6,666 shares were issued and outstanding;
●	4,000,000 shares of preferred stock were designated as Series C Preferred Stock, of which 3,540,365 shares were issued and outstanding;
●	5,000,000 shares of preferred stock were designated as Series D Preferred Stock, of which 3,008,984 shares were issued and outstanding;
●	8,746,000 shares of preferred stock were designated as Series E Preferred Stock, of which 7,202,877 shares were issued and outstanding.
●	1,100,000 shares of preferred stock were designated as Series F Preferred Stock, of which 1,099,998 shares were issued and outstanding;
●	10,090,000 shares of preferred stock were designated as Series G Preferred Stock, of which 10,083,351shares were issued and outstanding;
●	200,000 shares of preferred stock were designated as Series H Preferred Stock, of which 87,500 shares were issued and outstanding; and
●	114,944 shares of preferred stock were designated as Series I Preferred Stock, of which 92,944 shares were issued and outstanding.
●	125,000 shares of preferred stock were designated as Series J Preferred Stock, of which 54,669 shares were issued and outstanding.
●	1,250,000 shares of preferred stock were designated as Series K Preferred Stock, of which 1,166,652 shares were issued and outstanding.

Series A Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series A Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock. Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. In the event of a liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock. Notwithstanding such beneficial ownership limitation, the holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited. As of July 20 , 2017, there were no shares of Series A Preferred Stock issued and outstanding.

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Series B Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series D Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Preferred. Each share of Series B Preferred has a stated value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over our common stock. The Series B Preferred Stock is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Preferred Stock entitles the holder to cast one vote per share of Series B Preferred Stock owned at the time of such vote, which vote is not subject to the 9.99% beneficial ownership limitation. As of July 20 , 2017, there were 6,666 shares of Series B Preferred Stock issued and outstanding convertible into up to 33,330 shares of common stock without regard to the beneficial ownership limitation.

Series C Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock. Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast 10 votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of July 21 , 2017, there were 3,540,365 shares of Series C Preferred Stock issued and outstanding convertible into up to 35,403,650 shares of common stock without regard to the beneficial ownership limitation.

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Series D Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock. Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred is convertible into 20 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast 20 votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of July 20 , 2017, there were 3,008,984 shares of Series D Preferred Stock issued and outstanding convertible into up to 60,179,680 shares of common stock without regard to the beneficial ownership limitation.

Series E Preferred Stock

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock. Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock. Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast 10 votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of July 20 , 2017, there were 7,202,877 shares of Series E Preferred Stock issued and outstanding convertible into up to 72,028,770 shares of common stock without regard to the beneficial ownership limitation.

Series F Preferred Stock

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Preferred Stock, setting forth the rights, powers, and preferences of the Series F Preferred Stock. Pursuant to the Series F Certificate of Designation, the Company designated 1,100,000 shares of its blank check preferred stock as Series F Preferred Stock (the “Preferred F Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares. Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from December 28, 2017, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance. As of July 20, 2017, there were 1,099,998 shares of Series F Preferred Stock issued and outstanding convertible into up to 1,099,998 shares of common stock without regard to the beneficial ownership limitation.

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Series G Preferred Stock

On May 17, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series G Preferred Stock, setting forth the rights, powers, and preferences of the Series G Preferred Stock. Pursuant to the Series G Certificate of Designation, the Company designated 10,090,000 shares of its blank check preferred stock as Series G Preferred Stock (the “Preferred G Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. As of July 20 , 2017, there were 10,083,351 shares of Series G Preferred Stock issued and outstanding convertible into up to 10,083,351 shares of common stock without regard to the beneficial ownership limitation.

Series H Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series H Preferred Stock, setting forth the rights, powers, and preferences of the Series H Preferred Stock. Pursuant to the Series H Certificate of Designation, the Company designated 200,000 shares of its blank check preferred stock as Series H Preferred Stock (the “Preferred H Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series H Preferred Stock divided by the conversion price. The stated value of each Series H Preferred Stock is $4.00 and the initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H Certificate of Designation. The Company is prohibited from effecting a conversion of the Series H Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Preferred H Share entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of July 20 , 2017, there were 87,500 shares of Series H Preferred Stock issued and outstanding convertible into up to 8,750,000 shares of common stock without regard to the beneficial ownership limitation.

Series I Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series I Preferred Stock, setting forth the rights, powers, and preferences of the Series I Preferred Stock. Pursuant to the Series I Certificate of Designation, the Company designated 114,944 shares of its blank check preferred stock as Series I Preferred Stock (the “Preferred I  Shares”), each of which is convertible into 100 shares of common stock. The stated value of each Series I Preferred Stock is $0.25. The Company is prohibited from effecting a conversion of the Series I Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series I Preferred Stock. Each Preferred I  Share entitles the holder to cast one vote per share of Series I Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of July 20 , 2017, there were 92,944 shares of Series I Preferred Stock issued and outstanding convertible into up to 9,294,400 shares of common stock without regard to the beneficial ownership limitation.

Series J Preferred Stock

On May 31, 2017, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series J Preferred Stock, setting forth the rights, powers, and preferences of the Series J Preferred Stock. Pursuant to the Series J Certificate of Designation, the Company designated 125,000 shares of its blank check preferred stock as Series J Preferred Stock (the “Preferred J Shares”), each of which are convertible into shares of common stock based on a conversion calculation equal to (i) multiplying the number of shares to be converted by the stated value thereof, and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion. The stated value of each share of Series J Preferred Stock is $10.00 and the initial conversion price is $0.01 per share, subject to adjustment as set forth in the Series J COD. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of July 20, 2017 , there were 54,669 shares of Series J Preferred Stock issued and outstanding convertible into up to 54,669,000 shares of common stock without regard to the beneficial ownership limitation.

Series K Preferred Stock

On May 31, 2017, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series K Preferred Stock, setting forth the rights, powers, and preferences of the Series K Preferred Stock. Pursuant to the Series K Certificate of Designation, the Company designated 1,250,000 shares of its blank check preferred stock as Series K Preferred Stock (the “Preferred K Shares”), each of which are convertible into 100 shares of common stock. The Company is prohibited from effecting a conversion of the Series K Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series K Preferred Stock. Each Series K Preferred Stock entitles the holder to cast one vote per share of Series K Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of July 20, 2017, there were 1,166,652 shares of Series K Preferred Stock issued and outstanding convertible into up to 116,665,152 shares of common stock without regard to the beneficial ownership limitation.

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Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2014 Equity Incentive Plan may not exceed 226,667 shares of common stock, subject to certain adjustments. As of July 20, 2017, the Company has issued ten year options to purchase an aggregate of 42,850,000 shares of common stock outside of its 2014 Equity Incentive Plan. The options have a weighted average exercise price of $0.01 per share.

Warrants

As of July 20, 2017, the Company has no issued and outstanding warrants. Previously, the company had recorded warrants to purchase an aggregate of 5,000 shares of common stock, at an exercise price of $4.50. The warrants expired on May 9, 2017

Other Convertible Securities

As of July 20, 2017, other than the securities described above, the Company does not have any outstanding convertible securities.

Other Convertible Securities

As of July 20 , 2017, other than the securities described above, the Company does not have any outstanding convertible securities.

Rights of Certain Holders of Our Securities

For a period of one (1) year from the date of subscription, holders of the Company’s Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Preferred Series J Preferred Stock have post offering covenants prohibiting the Company to issue any or become subject to any indebtedness greater than $250,000, except for ordinary trade payables without the written consent of Purchasers then holding more than 50% of the Shares (the "Required Majority") and the Company shall not issue any equity securities without the consent of the Required Majority.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Listing

Our common stock is quoted on the OTCQB marketplace under the symbol “TRKK.”. The closing price of our common stock on July 20, 2017 was $0.02 per share. We will apply to list our common stock on The NASDAQ Capital Market, under the symbol “             ,” although there is no guarantee that our application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

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UNDERWRITING

We have entered into an underwriting agreement with ViewTrade Securities, Inc. to act as representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our common shares at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares
ViewTrade Securities, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of the common shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus if any such shares are taken.  However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to               additional common shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.

Discounts and Commissions

The underwriters will initially offer the shares to be sold in this offering directly to the public at the public offering price set forth on the cover of this prospectus and to selected dealers at the public offering price less a selling concession not in excess of $         per share. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.  These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional                common shares.

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discounts and commissions(1)(2)
Proceeds, before expenses

(1)	Does not include (i) the warrant to purchase shares of our common stock equal to 8% of the number of shares sold in the offering, (ii) a 1% non-accountable expense allowance or (iii) certain out-of-pocket expenses, each as described below.
(2)	The underwriting discount of % per share is subject to reduction to % per share with respect to shares sold in this offering to our existing stockholders, as set forth in the underwriting agreement.

We will also pay to the underwriters by deduction from the net proceeds of the offering contemplated herein a non-accountable expense allowance equal to 1% of the gross proceeds from the offering. In addition, we have agreed to pay up to $100,000 of the legal fees of underwriters’ counsel and up to an additional $37,500 for certain costs and expenses incurred by the underwriters in connection with the offering, as provided in the underwriting agreement.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately $                 ..

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Representative’s Warrants

We have agreed to issue warrants to the representative to purchase a number of shares of common stock equal to 8% of the total number of shares sold in this offering at an exercise price equal to 110% of the public offering price of the shares sold in this offering. These warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The warrants also provide for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the shares of common stock underlying the warrants for a period of two years from the date of this prospectus.

The warrants and the underlying shares may be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter warrants nor any of our shares issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, subject to certain exceptions.

Board Observer

For a period of three years after the date of this prospectus, the representative will have the right to appoint an observer to attend meetings of our Board, subject to certain limitations. We will reimburse this person for his or her reasonable out-of-pocket expenses incurred in attending any meeting, and will pay to him or her the same fees or other compensation paid to our non-employee directors for attendance.

Termination Fee.

In the event we do not complete this offering and enter into discussions regarding a letter of intent or similar agreement, or effect a private and/or public offering of securities, with a broker-dealer or any other person, prior to July 7, 2018, without the consent of the representative, we will be required to pay to the representative its accountable expenses incurred in connection with this offering plus a termination fee equal to $100,000. However, the termination fee will not be payable in the event we enter into a merger, stock exchange, asset acquisition, stock acquisition or other similar business combination and engage the representative as a financial advisor in connection with such transaction.

Pricing of the Offering

Our common stock has been quoted on the electronic marketplace operated by OTC Markets Group, Inc. The public offering price will be determined based on the trading of our shares on the electronic marketplace operated by the OTC Markets Group, Inc. as well as through negotiations between us and the representative. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Listing

Our common stock is currently quoted on the electronic marketplace operated by OTC Markets Group, Inc. under the symbol “TRKK.” We intend to apply to list our common stock on The NASDAQ Capital Market under the symbol “            .” We cannot guarantee that we will be successful in listing the common stock; however, we will not complete this offering unless we are so listed.

No Sales of Similar Securities

We, our directors, executive officers and principal stockholders will enter into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 12 months from the effective date of the registration statement of which this prospectus is a part, agree not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common shares (including common shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares; or (4) publicly disclose the intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of common shares to selling group members for sale to their online brokerage account holders. The common shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common shares in this offering because the underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our common shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Laxague Law, Inc. Certain legal matters in connection with this offering will be passed upon for the underwriters by K&L Gates, LLP, Miami, Florida.

EXPERTS

The consolidated financial statements of Orbital Tracking Corp. as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015 have been included herein in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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Shares

Common Stock

PROSPECTUS

, 2017

65

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriters’ discounts and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee		$811.30
FINRA filing fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing and engraving expenses		*
Miscellaneous fees and expenses		*
Total		*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

II-2

Item 15. Recent Sales of Unregistered Securities

On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000. The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company. Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) as a transaction by an issuer not involving a public offering.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274. Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock. The shares of Series D Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 4(a)(2), as a transaction by an issuer not including a public offering.

On December 10, 2014, the Company issued 2,222,222 shares of common stock as consideration for a fully-paid and irrevocable non-exclusive license to use certain assets of the licensor following the date of grant. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In December 2014 and January 2015 the Company issued a consultant an aggregate of 400,000 of common stock as compensation for services provided. The Company and the Consultant agreed to cancel these shares in February 2015. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 22, 2015, the Company changed its legal corporate name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-3

On January 23, 3015 the Company settled in full $156,000 owed to certain vendors. On such date the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock. The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing. On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its February 19, 2015 financing. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2015, the Company entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock. The shares of Series C Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 3(a)(9) of the Securities Act.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 Cash Payment and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

On February 19, 2015, the Company issued to Mr. Rector, the Chief Financial Officer and a director at the time and former Chief Executive Officer, 850,000 shares of common stock and a seven year option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees. These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-4

In June 2015 the Company issued 150,000 shares of common stock to a consultant as compensation for services provided. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 10, 2014, the Company, Orbital Satcom, GTC and GTC’s parent entered into a license agreement pursuant to which GTC granted to Orbital Satcom a fully paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “Appliqués” located in Globalstar’s facilities. The Company issued GTC 2,222,222 shares of its common stock as consideration for the license. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 21, 2015, the Company entered into a Placement Agent Agreement with Chardan Capital Markets LLC, as Agent, pursuant to which the placement agent agreed to serve as the non-exclusive placement agent for the Company in connection with any private placement from December 21, 2015 through January 15, 2017. The Company agreed to pay the placement agent a cash fee of $50,000 and issue the placement agent 250,000 shares of common stock following the issuance of at least $900,000 of securities prior to the expiration of the term of the agreement. On December 28, 2015, upon closing of the note purchase and Series F subscription agreements, the Company paid the respective fees and issued the common shares. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 28, 2015, the Company entered into separate note purchase agreements with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes for an aggregate purchase price of $550,000. The Company was to repay 1/24th of the principal of the notes each month commencing January 18, 2016. The notes did not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The notes were convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Also on December 28, 2015, the Company issued its Chief Financial Officer options to purchase up to 500,000 shares of common stock and issued a director options to purchase up to 200,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of ten years. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

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On February 11, 2016, the Company issued 136,612 shares of its common stock, valued at $0.60 per share, or $81,967, to IRTH Communications LLC for consulting services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 convertible notes originally issued on December 28, 2015, pursuant to which the notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock. The terms of the shares of Series G Preferred Stock are set forth in the Certificate of Designation of Series G Preferred Stock as filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

On August 12, 2016, the Company issued 450,000 shares of its common stock, valued at $0.05 per share, or $22,500, to IRTH Communications LLC for consulting services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On October 26, 2016, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share. The initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Preferred Series C, Preferred Series G and Preferred Series H, as well as antidilution rights. Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. The Company was required to issue 550,000 shares of its Preferred Series C, which is convertible into 5,500,000 shares of the Company’s common stock and 114,944 shares of Preferred Series I, which is convertible into 11,494,400 shares of the Company’s common stock. Preferred Series I was issued to certain holders in lieu of Preferred Series G and Preferred Series H. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 16, 2016, the Company issued its Chief Executive Officer options to purchase up to 10,000,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the plan. The options have an exercise price of $0.01 per share, vest immediately, and have a term of ten years. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On May 31, 2017, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $546,694 of shares of Series J Preferred Stock at a purchase price of $10.00 per share. The Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to (i) multiplying the number of shares to be converted by the stated value thereof, and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion. The stated value of each Series J Preferred Stock is $10.00 and the initial conversion price is $0.01 per share, subject to adjustment as set forth in the Series J COD. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In connection with the Series J Offering, the Company obtained the consent of certain shareholders, as required under the agreements entered into by the Company and issued shares pursuant to applicable anti-dilution obligations. The Company is required to issue to certain prior investors of Series G Preferred Stock additional shares of Series G Preferred Stock, which would be convertible into an aggregate of 38,805,668 shares of the Company’s common stock. However, in lieu of issuing such additional shares of Series G Preferred Stock, the Company will create a new series of preferred stock, to be designated as “Series K Preferred Stock” and will issue to such holders of Series G Preferred Stock an aggregate of 388,057 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock. In addition, in order to proceed with the Series J Offering, the Company agreed to issue additional shares of Series F Preferred Stock and Series H Preferred Stock to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series H Preferred Stock, the Company issued to such holders of Series F Preferred Stock and Series H Preferred Stock an aggregate of 701,832 shares of Series K Preferred Stock, each of which are convertible into 100 shares of the Company’s common stock, or 70,183,243 shares. In addition, certain creditors of the Company were also entitled to anti-dilution protection from issuances and as a result such creditors were, at the closing of the Series J Offering, issued an aggregate of 76,762 shares of Series K Preferred Stock convertible into 7,676,241 shares of common stock in full satisfaction of payments owed to them.

The following table describes the capital raised as described above:

	Date	Units	Stated Value	Total Proceeds	Common Equivalents	Anti- Dilution Issuances	Total Common Equivalents

Preferred Series C	2/19/2015	550,000	$2.00	$1,100,000	22,000,000	5,500,000	27,500,000
Preferred Series F	12/28/2015	1,099,998	$0.50	$550,000	1,099,998	53,899,902	54,999,900
Preferred Series G	5/17/2016	10,083,351	$0.05	$504,168	10,083,351	40,333,449	50,416,800
Preferred Series H	10/31/2016	87,500	$4.00	$350,000	8,750,000	26,250,000	35,000,000
Preferred Series J	5/31/2017	50,000	$10.00	$500,000	5,000,000	–	5,000,000
				$3,004,168	46,933,349	125,983,351	172,916,700

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibits	Description

1.1	Form of Underwriting Agreement. ***

2.1	Agreement and Plan of Merger dated March 28, 2014 (Incorporated by reference to Exhibit 2.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

2.2	Asset Purchase Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) (1)

2.3	Articles of Merger (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2015)

2.4	Share Exchange Agreement by and among Orbital Tracking Corp., Global Telesat Communications Ltd. and the Shareholders of Global Telesat Communications Ltd. dated February 19, 2015 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (2)

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.2	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2016)

3.5	Bylaws (Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

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3.11	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

3.12	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

3.13	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.14	Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.15	Certificate of Correction to Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017)

3.16	Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

3.17	Certificate of Designation of Preferences, Rights and Limitations of Series K Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

5.1	Consent of Laxague Law, Inc. ***

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2014)

10.2	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+

10.3	Securities Purchase Agreement by and between the Company and Auracana LLC dated January 21, 2014 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)

10.4	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.5	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.6	Form of Exchange Agreement (Note) (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.7	Form of Exchange Agreement (Unconverted Interest) (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.8	License Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.9	Consulting Agreement dated December 16, 2014 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.10	Price & Delivery Quote for the acceleration of Remote Telemetry capability and Simplex Data Services dated June 30, 2003 and Globalstar Response to GTC’s Letter of Acceptance dated August 07, 2003 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

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10.11	Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.12	Assignment and Assumption Agreement by and between Globalstar LLC, Globalnet Corporation and Global Telesat Corp. dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.13	Amendment to the Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005, dated August 16, 2006 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) **

10.14	Contract No. GINC-C-11-0520 by and between Global Telesat Corp. and Globalstar, Inc., dated February 10, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.15	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.16	$122,536 Note issued February 19, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.17	Executive Employment Agreement by and between David Phipps and Orbital Satcom, dated February 19, 2015 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)+

10.18	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.19	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.20	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.21	Consulting Agreement by and between SpaceTao LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.22	Purchase and Transfer Agreement by and between Concentric Engineering LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.23	Mutual Release Agreement by and between MJI Resources Corp. and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.24	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.25	Employment Agreement by and between Theresa Carlise and the Company, dated June 9, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2015) +

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10.26	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.27	Form of Note Purchase Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.28	Form of Note (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.29	Placement Agent Agreement by and between the Company and Chardan Capital Markets LLC (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.30	Form of Lockup Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.31	Amendment No. 1 to Employment Agreement by and between the Company and Theresa Carlise dated December 28, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015) +

10.32	Form of Option Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015) +

10.33	Executive Employment Agreement by and between Orbital Tracking Corp. and David Phipps (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2016) +

10.34	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

10.35	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2016)

10.36	Form of Series I Issuance Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

10.37	Form of Option Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2017) +

10.36	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

10.37	Issuance Agreement for 66,977 shares of Series K Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

10.38	Issuance Agreement for 9,786 shares of Series K Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017)

10.39	Form of Option Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017) +

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 7, 2017) .

23.1	Consent of RBSM LLP*

23.2	Consent of Laxague Law, Inc .(included in Exhibit 5.1)***

24.1	Power of Attorney (set forth on the signature page hereof)

* Filed herewith.

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** A redacted version of this exhibit was previously filed. An un-redacted version of this Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

*** To be filed by Amendment.

+ Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1, Amendment No. 1 , to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida, on the 24th day of July, 2017.

ORBITAL TRACKING CORP.

By:	/s/ David Phipps
David Phipps
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Theresa Carlise
Teresa Carlise
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Phipps his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ David Phipps
David Phipps	Director, Chairman Chief Executive Officer	July 24, 2017
(Principal Executive Officer)
/s/ Theresa Carlise
Theresa Carlise	Chief Financial Officer	July 24 , 2017
(Principal Financial Officer and Principal Accounting Officer)
/s/ Hector Delgado
Hector Delgado	Director	July 24 , 2017

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